UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

SEARS HOMETOWN AND OUTLET STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEARS HOMETOWN AND OUTLET STORES, INC.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

April 22, 2015

W. BRUCE JOHNSON

Chief Executive Officer and President

Dear Stockholder:

I am delighted to be able to invite you to attend the Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. (the “Company” or “SHO”) to be held on Wednesday, May 27, 2015. The meeting will begin at 9:00 a.m. (Central time), and SHO will host the meeting at the offices of Sears Holdings Corporation (which are adjacent to our corporate headquarters), in CTC Room 702A&B, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance.

Whether or not you plan to attend the Annual Meeting in person, please read the enclosed Proxy Statement and vote your shares. Instructions for Internet and telephone voting are included in your proxy card. We have also enclosed a copy of our 2014 Annual Report on Form 10-K.

ADMISSION TO THE 2015 ANNUAL MEETING

An Admission Ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting.

Only stockholders who own SHO common stock as of the close of business on April 7, 2015 will be entitled to attend the Annual Meeting. An Admission Ticket will serve as verification of your ownership.

•	If your SHO shares are registered in your name, an Admission Ticket is attached to your proxy card—please bring that Admission Ticket with you to the Annual Meeting.

•

If your SHO shares are held in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of SHO common stock on April 7, 2015. You may also contact your bank or broker to obtain a written legal proxy.

Registration will begin at 8:30 a.m. and seating will begin at 8:45 a.m. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Sincerely,

W. Bruce Johnson

Sears Hometown and Outlet Stores, Inc.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

Notice of 2015 Annual Meeting of Stockholders

Date:	May 27, 2015
Time:	9:00 a.m. (Central time)
Place:	Sears Holdings Corporation
CTC Room 702A&B
3333 Beverly Road
Hoffman Estates, Illinois 60179
Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance.

Please attend the Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. (the “Company” or “our”) to:

1.	Elect the four director nominees named in the accompanying Proxy Statement;

2.	Approve, on an advisory basis, the compensation of our Named Executive Officers;

3.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and

4.	Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is April 7, 2015. Only stockholders of record at the close of business on that date can vote at, or will be eligible to attend, the Annual Meeting.

It is important that your shares are represented at the Annual Meeting. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in your proxy card. If you attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

This Notice of 2015 Annual Meeting of Stockholders and the accompanying Proxy Statement and proxy card are being mailed to our stockholders on or about April 28, 2015.

By Order of the Board of Directors.

Charles J. Hansen

Vice President, General Counsel, and Secretary

April 22, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2015.

The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders and the Company’s 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

Proxy Statement

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of Sears Hometown and Outlet Stores, Inc. (“SHO,” the “Company,” “we,” or “our”) for use at the Annual Meeting of Stockholders to be held on May 27, 2015.

QUESTIONS AND ANSWERS

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What will stockholders be asked to do at the Annual Meeting?

A:	At the SHO 2015 Annual Meeting of Stockholders (the “Annual Meeting”), our stockholders will be asked to:

•	elect the four director nominees named in this Proxy Statement (see discussion beginning on page 9);

•

approve, on an advisory basis, the compensation of our Named Executive Officers (who are described under “Item 1—Executive Compensation—2014 Fiscal Year Summary Compensation Table” in this Proxy Statement (see page 25));

•	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2015 (see discussion beginning on page 37); and

•	consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of four nominees for director;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in this Proxy Statement;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2015.

Q:	Who is entitled to vote?

A:	Only holders of our common stock at the close of business on April 7, 2015 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 22,735,849 shares of our common stock outstanding on the Record Date.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name you are a “registered stockholder,” and you can vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone, or by mail. If your shares are registered in the name of a broker or other nominee you are a “street-name stockholder,” and you will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions in the proxy card. If you are a street-name stockholder, your broker or other nominee will provide information for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Company’s Secretary at Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, E5-094B, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary. The last vote received prior to the Annual Meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee must contact the broker or nominee directly.

Q:	Can I revoke a proxy?

A:	Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to, and received by, the Company’s Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please sign and return all proxy cards or vote each account by telephone or the Internet to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A. at P.O. Box 43078, Providence, Rhode Island 02940-3078 (1-888-679-2864). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included on my proxy card?

A:	Your proxy card includes all shares registered to your account under the same social security number and address.

Q:	What makes a quorum?

A:	Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote being present or represented by proxy at the Annual Meeting constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How many votes are needed to approve each of the proposals?

A:	Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the four nominees who receive the most affirmative votes will be elected as directors.

Item 2: Advisory approval of the compensation of our Named Executive Officers requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	How are votes counted?

A:	In accordance with Delaware law, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws (“Bylaws”), all votes entitled to be cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against,” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve, on an advisory basis, the compensation of our Named Executive Officers and (2) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year.

Q:	What is the effect of an abstention?

A:	The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld, and votes that are withheld will have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote “against” the proposals to approve, on an advisory basis, the compensation of our Named Executive Officers and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year.

Q:	How will votes be counted on shares held through brokers and other nominees?

A:	If you are a street-name stockholder and do not provide your broker or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers and other nominees are not entitled to vote on the election of directors or the advisory proposal to approve the compensation of our Named Executive Officers unless the brokers or other nominees receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers and other nominees will be permitted to vote without voting instructions on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year.

Q:	Who may attend the Annual Meeting?

A:	All stockholders as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. If you are a registered stockholder an admission ticket is attached to your proxy card. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or a passport). If you are a street-name stockholder and you received printed copies of your proxy materials, you will need to bring a copy of a brokerage statement, proxy materials, or a letter from the broker or other nominee confirming ownership of SHO shares as of the Record Date.

Q:	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A:

Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing the Company’s 2015 Annual Report on Form 10-K and the proxy statement for our 2016 Annual Meeting of Stockholders. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees we incur in connection with the solicitation of proxies.

Q:	What is “householding”?

A:	SHO has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single set of proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to SHO by reducing printing and postage costs.

If you participate in householding and wish to receive a separate set of proxy materials, or if you wish to receive separate copies of future Annual Reports on Form 10-K and proxy statements, please contact Broadridge Financial Solutions at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or 1-800-542-1061. The Company will deliver the requested documents to you promptly upon your request.

Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. Street-name stockholders should contact their broker or other nominee to request information about householding.

Q:	How do I revoke my consent to the householding program?

A:	Registered stockholders who wish to discontinue their participation in the householding of Annual Reports on Form 10-K, proxy statements, and other disclosure documents may revoke their consent to the householding program by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Registered stockholders may also revoke their consent by contacting SHO’s householding agent toll free at 1-800-542-1061 and following the voice prompts. These stockholders will be removed from the householding program within 30 days of receipt of the revocation of consent.

A number of brokerage firms have instituted householding. Street-name stockholders should contact their broker or other nominee to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

E.J. Bird, Jeffrey Flug, James F. Gooch, William R. Harker, W. Bruce Johnson, and Josephine Linden currently serve as the members of our Board of Directors. The Board is committed to effective corporate governance as a publicly traded company. To that end, the Board has approved and adopted Corporate Governance Guidelines and Board committee charters that provide the framework for SHO’s governance and that are in compliance with the corporate governance requirements of NASDAQ’s Stock Market Rules. The Nominating and Corporate Governance Committee will review and assess the Corporate Governance Guidelines annually and recommend changes to the Board as appropriate. The Corporate Governance Guidelines, the charters of Board committees, our Code of Conduct, and our Board of Directors Code of Conduct, are available on our website at www.shos.com under the heading “Corporate Governance.” Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members our Board must satisfy the independence standards of the NASDAQ’s Stock Market Rules.

•	Independent directors are to meet regularly, at least twice a year, in executive session without management present.

•

The Board and its committees have the power to engage, at the Company’s expense, independent legal, financial, and other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board will conduct annual evaluations to assess whether it and its committees are functioning effectively.

The Company’s Insider Trading Policies provide that Board members and the Company’s employees are prohibited from (i) holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan and (ii) engaging in transactions in publicly traded options based on the Company’s securities, such as puts, calls, and other derivative securities, on an exchange or in any other organized market.

The Company’s Annual Incentive Plan and the Company’s Long-Term Incentive Program provide that the Company will seek reimbursement from the Company’s executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law. The Company’s Annual Incentive Plan and the Company’s Long-Term Incentive Program are included as exhibits to the Company’s 2014 Annual Report on Form 10-K.

Director Independence

The Board of Directors analyzed the independence of each director. In the course of the Board’s independence determinations the Board considered, among other things, transactions, relationships, and arrangements required to be disclosed pursuant to SEC rules. As a result of this review, the Board affirmatively determined that E.J. Bird, Jeffrey Flug, James F. Gooch, and Josephine Linden each meet the standards of independence under our Corporate Governance Guidelines and the applicable NASDAQ listing rules, including that each of them is free of any relationship that would interfere with his or her individual exercise of independent judgment.

The Board of Directors also determined that (1) all members of the Compensation Committee meet the independence criteria applicable to compensation committee members under the NASDAQ listing rules and (2) all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NASDAQ listing rules.

Audit Committee Financial Experts

The Board has determined that James F. Gooch, the Chair of the Audit Committee, and Jeffrey Flug, a member of the Audit Committee, are “audit committee financial experts” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.

ITEM 1. ELECTION OF DIRECTORS

Item 1 concerns the election of the following four nominees to our Board of Directors: E.J. Bird; Jeffrey Flug; James F. Gooch; and Josephine Linden. Each of the nominees is a current member of the Board of Directors. If elected, the four nominees each will hold office until the earlier of the next annual meeting of stockholders or his or her successor is elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below unless otherwise instructed.

SHO’s entire Board of Directors currently consists of six members. William R. Harker, also a current member of the Board of Directors and the Chairman of the Board, has notified the Company that he declines to stand for re-election to the Board of Directors due to his other responsibilities, and as a consequence the Board of Directors has not nominated him for election to the Board of Directors at the Annual Meeting. He also has notified the Company that he intends to continue to serve as a member of the Board of Directors and as the Chairman of the Board until the election of four members to the Board of Directors at the Annual Meeting. W. Bruce Johnson, also a current member of the Board of Directors and the Company’s Chief Executive Officer and President, has notified the Company that he declines to stand for re-election to the Board of Directors in connection with his mutual agreement with the Company’s Board of Directors that he will leave the Company as of the end of the second fiscal quarter of 2015. As a consequence the Board of Directors has not nominated him for election to the Board of Directors at the Annual Meeting. He also has notified the Company that he intends to continue to serve as a member of the Board of Directors until the election of four members to the Board of Directors at the Annual Meeting. The Board of Directors has adopted a resolution reducing the size of the Board of Directors to five members effective upon the election of the nominees named in this Proxy Statement to the Board of Directors at the Annual Meeting. You may not vote for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors expects all of the nominees to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOLLOWING FOUR INDIVIDUALS, EACH OF WHOM IS A CURRENT MEMBER OF THE BOARD OF DIRECTORS: E.J. BIRD; JEFFREY FLUG; JAMES F. GOOCH; AND JOSEPHINE LINDEN.

Members of the Board of Directors

The following biographies of the nominees to our Board of Directors contain information for each nominee regarding the nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Board to determine that the nominee should serve as a member of our Board of Directors.

E.J. Bird, 52, has been a director of SHO since the Company’s October 11, 2012 separation (the “Separation”) from Sears Holdings Corporation, a retailer holding company (“Sears Holdings”). Since March 11, 2013 he has served as Executive Vice President and Chief Financial Officer of Sears Canada Inc., a retailer. Mr. Bird served as a director of Sears Canada Inc. from May 2006 until September 2013. Prior to his Sears Canada Inc. employment he was a private investor. He is also the President of Overflow Ministries, a not-for-profit organization, and has held this position since October 2003. Mr. Bird served as an analyst for Levine Investments, an investment partnership with public and private investments, from July 2002 to February 2010 and as Chief Financial Officer of ESL Investments, Inc., a hedge fund, from September 1991 to June 2002. Mr. Bird brings a wealth of financial knowledge to the Board and has extensive expertise with respect to financial matters.

Jeffrey Flug, 52, has been a director of SHO since the Separation. Since August 2009 he has held a variety of senior positions with Union Square Hospitality Group, LLC, a restaurant chain, and he currently serves as its President. From April 2006 to June 2008 Mr. Flug was Chief Executive Officer and Executive Director of Millennium Promise Alliance, Inc., a non-profit organization whose mission is to eradicate extreme global poverty. Mr. Flug was a Managing Director and Head of North American Institutional Sales at JPMorgan Chase & Co., a banking and financial services company, from May 2000 to April 2006. From August 1988 to May 2000, Mr. Flug was a Managing Director for Goldman Sachs & Co., a banking and financial services company, in its Fixed Income Division. He has been a director of PennantPark Investment Company, an investment banking and financial services company, since February 2007, a director of PennantPark Floating Rate Capital Ltd., an investment company, since October 2010, and a director of Shake Shack Inc. since September 2014. Mr. Flug brings to the Board broad expertise in investment banking, fixed income investing, accounting, and business operations.

James F. Gooch, 47, has been a director of SHO since March 27, 2013. From March 2014 until December 2014 he served as Co-Chief Executive Officer and Chief Administrative Officer of DeMoulas Supermarkets, Inc., a retailer. He served as President and Chief Executive Officer of RadioShack Corporation, an electronics retailer, from May 2011 to October 2012, as President and Chief Financial Officer of RadioShack Corporation from January 2011 to May 2011, and as Chief Financial Officer of RadioShack Corporation from August 2006 to January 2011. Earlier in his career he was employed by Helene Curtis (a personal-care and beauty-products company), The Quaker Oats Company (a food-products company), Kmart Corporation (a retailer), and Sears Holdings. Mr. Gooch brings to the Board extensive experience, knowledge, and understanding about retail and consumer-product businesses.

Josephine Linden, 63, has been a director of SHO since the Separation. She founded and has been the managing member and principal of Linden Global Strategies LLC, a New York-based, SEC-registered investment management firm, since September 2011. From September 2010 to July 2011, she taught as an Adjunct Professor in the Finance department of Columbia Business School. In November 2008, Mrs. Linden retired from Goldman, Sachs & Co., as a Partner and Managing Director after having been with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, head of Global Equities Compliance, and an Advisor to GSJBWere, Australia. She has served as a director of Lands’ End, Inc. since March 2014 and as its Chairman of the Board since October 2014. She is currently a trustee, and serves as chair of the Finance Committee and Treasurer, of Collegiate School in New York, New York and acts as financial advisor to The Prince of Wales Foundation, a not-for-profit organization. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for, and presides over, Board meetings. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment, and management of risks that could affect the Company. The Board provides oversight in connection with these efforts. We do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as indicated in the descriptions of the Audit Committee and the

Compensation Committee below and in the charters of the Audit Committee and the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company. The Board has retained responsibility for general oversight of risks. The Board will satisfy this responsibility through the monitoring of each committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer, our Director, Internal Audit, and our General Counsel, whom the Board has appointed as our Chief Compliance Officer.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. If nominated by the Board, new director nominees will generally be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for the selection of directors, however, resides with the Board of Directors. The Nominating and Corporate Governance Committee will, when it deems appropriate, actively seek individuals qualified to become Board members, and will solicit input on director candidates from a variety of sources, including current directors. The Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications as well as consideration of diversity, skills, and experience in the context of the needs of the Board. While the Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in the 2014 fiscal year.

Director nominees recommended by the Nominating and Corporate Governance Committee will be expected to be committed to representing the long-term interests of our stockholders. The Nominating and Corporate Governance Committee believes that it is important to align the interests of directors with those of our stockholders. Board members should possess a high degree of integrity and have broad knowledge, experience, and mature judgment. In addition to a meaningful economic commitment to the Company as expressed in our stock ownership requirements, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a varied set of business experiences, skills, and perspectives to the Board. While the Company does not have a formal diversity policy, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. The Nominating and Corporate Governance Committee discusses the diversity of the Board annually.

You may nominate a candidate for election to the Board by complying with the nomination procedures in our Bylaws. Subject to the next sentence, for an election to be held at an annual meeting of stockholders other than the Annual Meeting (the “subject annual meeting”), nomination by a stockholder must be made by notice in writing delivered to the Company not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the subject annual meeting is more than 30 days before or more than seventy 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the subject annual meeting and not later than the 90th day prior to the subject annual meeting or the 10th day following the day on which public announcement of the date of the subject annual meeting is first made by the Company.

For an election to be held at a special meeting of stockholders, the stockholder’s notice in writing must be delivered to the Company not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting.

A stockholder’s written notice described in the preceding two paragraphs must be delivered to Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary, and must include each of the following:

•	the name and address of the stockholder;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the Annual Meeting or any other annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Board Meetings and Attendance

The Board met nine times during the Company’s 2014 fiscal year (the fiscal year ended January 31, 2015). All of the directors attended at least 75% of the Board meetings and at least 75% of the meetings of the committees on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend our annual meetings of stockholders. Four of our six directors attended our 2014 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. All members of these committees are independent as defined in NASDAQ’s Stock Market Rules.

The below table reflects the number of meetings held by each standing committee of the Board of Directors during the 2014 fiscal year and the membership of each committee as of April 1, 2015.

	Audit		Compensation		Nominating and Corporate Governance
E.J. Bird	—		—		—
Jeffrey Flug	X		X	*	X
James F. Gooch	X	*	—		—
William R. Harker	—		—		—
W. Bruce Johnson	—		—		—
Josephine Linden	X		X		X	*
Number of Meetings in the 2014 fiscal year	6		4		3

*	Committee Chair

Each committee operates under a written charter. Current copies of the charters are available on our corporate website, www.shos.com, under the heading “Corporate Governance.” Below is a description of the Board’s standing committees, their membership, and their functions.

Audit Committee

The current members of the Board’s Audit Committee are James F. Gooch (Chair), Jeffrey Flug, and Josephine Linden. The Audit Committee’s Charter provides that the Audit Committee is principally responsible for, among other things, the following summarized functions:

•	Reviewing the compensation of, and overseeing the work of, our independent registered public accounting firm in connection with the annual audit report;

•	Hiring the independent registered public accounting firm to perform the annual audit;

•	Reviewing the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•	Reviewing the reports prepared by the independent registered public accounting firm and management’s responses thereto;

•	Pre-approving audit and permitted non-audit services performed by the independent registered public accounting firm;

•	Reviewing financial reports, internal controls and risk exposures;

•	Reviewing management’s plan for establishing and maintaining internal controls;

•	Reviewing the scope of work performed by internal audit staff;

•	Discussing with the Company’s Chief Compliance Officer matters that involve our compliance and ethics policies; and

•	Reviewing and approving all related party transactions, as defined by applicable NASDAQ rules.

Compensation Committee

The current members of the Board’s Compensation Committee are Jeffrey Flug (Chair) and Josephine Linden. William R. Harker resigned from the Compensation Committee on April 2, 2014.

The Compensation Committee’s Charter provides that the Compensation Committee is principally responsible for, among other things, the following summarized functions:

•	Reviewing recommendations for, and approving the compensation of, executive officers;

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	Evaluating the CEO’s performance and recommending to the Board the CEO’s overall compensation level;

•	Reviewing and approving employment agreements, severance arrangements and change in control arrangements affecting the CEO and other executive officers; and

•	Evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

During a portion of the 2014 fiscal year the Compensation Committee maintained a Benefit-Plan Subcommittee. The members of the Benefit-Plan Subcommittee were Jeffrey Flug and Josephine Linden. The Board of Directors dissolved the Benefit-Plan Subcommittee on April 2, 2014.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Josephine Linden (Chair) and Jeffrey Flug.

The Nominating and Corporate Governance Committee’s Charter provides that the Nominating and Corporate Governance Committee is principally responsible for:

•	Reporting annually to the Board with an assessment of the performance of the Board and its committees;

•	Recommending to the Board new nominees for directors;

•	Reviewing recommended compensation arrangements for the Board; and

•	Reviewing and reassessing the adequacy of our Corporate Governance Guidelines.

Communications with the Board of Directors

Our Board has adopted a policy and process for stockholders to communicate with the Board or an individual director. Stockholders may communicate with the Board collectively, or with any of its individual non-employee directors, by writing to Sears Hometown and Outlet Stores, Inc. Board of Directors— Non-employee directors, c/o Secretary, Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192. The Secretary has discretion to determine whether stockholder communications are proper for submission to the intended recipient. Examples of stockholder communications that would be considered presumptively inappropriate for submission include the following: communications regarding the Company’s pricing of products or services; personal grievances or solicitations; communications that do not relate, directly or indirectly, to the Company; spam and other junk mail; product and service complaints or inquiries; new product suggestions; resumes and other job inquiries; surveys; business solicitations or advertisements, communications that are unduly hostile, threatening, illegal, or similarly unsuitable; and communications that are duplicative of previously submitted communications or are frivolous in nature. We will make available to any director any excluded communication at the director’s request.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 7, 2015 by each of our directors, each Named Executive Officer, and all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock(2)		Percent of Class(3)
Steven D. Barnhart(4)	0		—
E.J. Bird	0		—
John E. Ethridge II	2,990	(5)	*
Jeffrey Flug	2,000		*
James F. Gooch	2,000		*
Charles J. Hansen	5,175	(5)	*
William R. Harker	2,326		*
W. Bruce Johnson	37,528	(5)(6)	*
Josephine Linden	2,000		*
William A. Powell	16,290	(5)	*
Ryan D. Robinson	0		—
Directors and executive officers as a group (12 persons)	73,069	(7)	*

*	Less than 1%

(1)	The address of each beneficial owner is c/o Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192.

(2)	Unless otherwise indicated, the persons listed in the table have sole voting and investment power with respect to the common stock listed next to their names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	There were 22,735,849 shares of our common stock outstanding as of April 7, 2015.

(4)	Mr. Barnhart’s employment with the Company ended on June 30, 2014.

(5)	For each of Messrs. Johnson, Powell, Hansen, and Ethridge, the amount disclosed includes, respectively, 22,999, 16,099, 5,175, and 2,990 restricted shares of our common stock. All of these shares include the right to vote the shares but do not vest until May 16, 2016. By mutual agreement with the Company’s Board of Directors, Mr. Johnson will leave the Company as of the end of the Company’s second fiscal quarter of 2015. Mr. Johnson will forfeit his shares of restricted stock in accordance with the Restricted Stock Agreement between the Company and Mr. Johnson effective upon his termination of employment.

(6)	Includes 7,287 shares in which Mr. Johnson and his wife share beneficial ownership.

(7)	The amount disclosed includes 2,760 restricted shares of our common stock owned by Becky Iliff, the Company’s Vice President, Human Resources. All of these shares include the right to vote the shares but do not vest until May 16, 2016.

Beneficial Owners of more than 5% of our Common Stock

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by SHO to beneficially own more than 5% of its outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class(b)
ESL Investments, Inc. and related entities(c)	10,656,140	46.2%
1170 Kane Concourse, Suite 200
Bay Harbour, FL 33154

Horizon Kinetics LLC(d)	1,657,084	7.3%
470 Park Avenue South, 4th Floor South
New York, NY 10016

(a)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)	There were 22,735,849 shares of our common stock outstanding as of April 7, 2015. The “Percent of Class” was calculated by using the disclosed number of beneficially owned shares as the numerator and 22,735,849 shares of the Company’s common stock outstanding as of April 7, 2015 as the denominator.

(c)	Beneficial ownership is based on the amended Schedule 13D filed by ESL Investments, Inc. and related entities including Edward S. Lampert (collectively, “ESL”) on April 7, 2015. ESL consists of the following: ESL Investments, Inc. (“Investments”); Edward S. Lampert; ESL Institutional Partners, L.P. (“Institutional”); CRK Partners, LLC (“CRK LLC”); ESL Partners, L.P. (“Partners”); RBS Partners, L.P. (“RBS”); RBS Investment Management, L.L.C. (“RBSIM”); and SPE Master I, LP (“SPE Master I”). RBS is the general partner of Partners and SPE Master I. RBSIM is the general partner of Institutional. Investments is the general partner of RBS, the sole member of CRK LLC, and the manager of RBSIM. Mr. Lampert is Chairman, Chief Executive Officer, and Director of Investments and a limited partner of RBS. The principal business of each of these persons is purchasing, holding, and selling securities for investment purposes. Mr. Lampert also is the Chairman of the Board and the Chief Executive Officer of Sears Holdings. ESL Investments disclosed sole voting power and sole dispositive power as to 4,773,858 shares and shared dispositive power as to 5,733,488 shares; Edward S. Lampert disclosed sole voting power as to 10,507,346 shares, sole dispositive power as to 4,773,858 shares, and shared dispositive power as to 5,733,488 shares; CRK LLC disclosed sole voting power and sole dispositive power as to 170 shares; Partners disclosed sole voting power and sole dispositive power as to 4,771,352 shares and shared dispositive power as to 5,733,488 shares; RBS disclosed sole voting power and sole dispositive power as to 4,771,352 shares and shared dispositive power as to 5,733,488 shares; RBSIM disclosed sole voting power and sole dispositive power as to 2,336 shares; Institutional disclosed sole voting power and sole dispositive power as to 2,336 shares; and SPE Master I disclosed that it did not beneficially own any shares.

(d)	Beneficial ownership is based on the Schedule 13G filed by Horizon Kinetics LLC (“Horizon”) on February 18, 2015 (the “Horizon 13G”). According to the Horizon 13G Horizon is the parent holding company for Horizon Asset Management, LLC, Kinetics Asset Management, LLC, and Kinetics Advisers, LLC, each of which is an investment adviser under the Investment Advisers Act of 1940. According to the Horizon 13G Horizon has the sole voting and sole dispositive power as to the 1,657,084 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program, and the reasons why we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the Company’s executive officers named in the “2014 Fiscal Year Summary Compensation Table” in this Proxy Statement (the “Named Executive Officers”).

The Compensation Committee of the Board of Directors, with recommendations from the Company’s Chief Executive Officer, is responsible for determining the compensation of the executive officers and evaluating, approving, and administering the plans in which the executive officers and the Company’s other associates participate. The members of the Compensation Committee during our 2014 fiscal year were Jeffrey Flug (chair), Josephine Linden, and William R. Harker, who resigned from the Compensation Committee on April 2, 2014. Unless the context otherwise requires, when we refer to the Compensation Committee in this Compensation Discussion and Analysis (including actions taken by the Compensation Committee) we are also referring to the Benefit-Plan Subcommittee of the Compensation Committee, whose members were Mr. Flug and Ms. Linden until the Benefit-Plan Subcommittee’s dissolution by the Board on April 2, 2014. The Board has determined that Mr. Flug and Ms. Linden each qualified as (1) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (together, the “Section 162(m) Rules”) and (2) a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (“Rule 16b-3”).

Executive Compensation Philosophy and Objectives

The goals of the Company’s compensation programs are to attract, motivate, and retain talented individuals who are committed to our vision, mission, and values. Our values, which we believe encourage individual and collective accountability and foster an environment of results and recognition, include independence, focus, efficiency, and collaboration, which the Company believes supports its mission to provide great service to its customers every day while enhancing the Company’s commitment to financial priorities and achieving long-term sustainable growth. SHO is further committed to increasing stockholder value through the efficient use of our assets. Our compensation programs for executive officers (including the Named Executive Officers) and the Company’s other associates are designed to maintain these commitments and to encourage strong financial performance on an annual and long-term basis by using appropriate compensation structures and sound pay practices without creating undue stockholder risk. As executive officers assume greater responsibilities, generally larger portions of their total cash compensation opportunities would be designed to be dependent on Company performance.

The Compensation Committee believes that total annual compensation paid to executive officers should generally depend on SHO’s financial performance, the level of job responsibility, individual performance, and SHO’s need to attract top executive talent and retain key executives. The total compensation arrangements provided to executive officers may include annual and long-term programs that are designed to motivate and encourage executive officers to drive performance and achieve superior results for SHO and its stockholders. The Compensation Committee also believes that compensation should reflect the value of the job in the marketplace and believes that, in order to attract qualified external candidates and retain valuable executives, the Company must offer executive-compensation arrangements that include elements that candidates would view favorably when considering other employment opportunities that may reasonably be available to them. While the Compensation Committee’s objective is to approve compensation and benefits arrangements that reflect a pay-for-performance compensation philosophy, the Compensation Committee recognizes that the Company should be able to provide additional inducements, such as sign-on bonuses and other arrangements, in order to recruit, retain, and motivate highly qualified executives.

Executive Compensation Highlights—2014 Fiscal Year Events

Highlighted below are the key actions with respect to our executive compensation that were approved by the Compensation Committee during the 2014 fiscal year:

•

adoption of, and determination of cash payments under, the Company’s 2014 Annual Incentive Plan available to the Named Executive Officers and other eligible associates (“2014 AIP”), which is based on the Company’s financial performance for the 2014 fiscal year. See “2014 Fiscal Year Summary Compensation Table” in this Item 1;

•	inclusion of EBITDA relating to the Company’s franchise sales as a measurement of financial performance for the 2014 AIP; and

•

determination of cash payments under the Company’s 2012 Long-Term Incentive Plan (“2012 LTIP”), which is based on the Company’s financial performance for fiscal years 2012, 2013, and 2014. See “2014 Fiscal Year Summary Compensation Table” in this Item 1.

2015 Fiscal Year Event

On April 21, 2015 the Company announced that, by mutual agreement with the Company’s Board of Directors, W. Bruce Johnson, Chief Executive Officer and President, will leave the Company as of the end of the Company’s second fiscal quarter of 2015. See “CEO Compensation” in this Item 1 for additional information regarding the payments to be made to Mr. Johnson with respect to his Executive Severance/Non-Compete Agreement with the Company, which payments were approved by the Compensation Committee on April 20, 2015. At the same time the Compensation Committee approved cash retention awards for William A. Powell, the Company’s Senior Vice President and Chief Operating Officer, Ryan D. Robinson, the Company’s Senior Vice President and Chief Financial Officer, and John E. Ethridge II, the Company’s Vice President, Supply Chain and Technology. See “Other Compensation Elements” in this Item 1 for additional information regarding the cash retention awards for Messrs. Powell, Robinson, and Ethridge.

Factors Affecting Compensation

In making compensation decisions, the Compensation Committee seeks to implement the Company’s compensation philosophy and objectives. The Compensation Committee generally seeks input from our Chief Executive Officer when discussing the performance and compensation of the Company’s other executive officers (including the Named Executive Officers). The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluation of other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee also considers recommendations from our Vice President, Human Resources regarding the form and amounts of compensation to be paid to other executives and our compensation program generally. The recommendations of the Vice President, Human Resources will reflect management’s assessment of competition for talent, individual performance, tenure in position, internal pay equity (meaning the relative pay differences for different positions within the Company), the effect on our general and administrative expenses, and, from time to time, compensation and market data and other human resource and recruiting resources, which data, where appropriate, focuses on, or relates to, comparable positions and retail-specific organizations. We did not benchmark against a set list of competitors or a peer group in the 2014 fiscal year.

In making decisions regarding executive compensation, the Compensation Committee also took into account that more than 99% of the shares that voted on our proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our 2014 proxy statement voted to approve our executive compensation program at our 2014 Annual Meeting of Stockholders. The Compensation Committee believes that this stockholder vote supports the Compensation Committee’s belief that our current executive compensation program has been effective in implementing our compensation philosophy and objectives.

The Compensation Committee did not make any changes to the Company’s executive compensation program in response to the 2014 stockholder vote. Nevertheless, the Compensation Committee recognizes that pay practices continue to evolve and as a result the Compensation Committee continues to refine our executive compensation practices in its ongoing effort to ensure that our executive compensation aligns with our compensation philosophy and objectives.

Executive Compensation Program: Key Elements

The key elements of our compensation program for our executive officers (including the Named Executive Officers) in the 2014 fiscal year include base salary and an annual incentive compensation opportunity. The annual nature of these compensation opportunities seeks to focus attention on the key business drivers for a specified fiscal year and seeks to link the individual’s performance to the Company’s annual performance. In the past our executive compensation program has also included long-term compensation opportunities, which have been designed to drive long-term Company performance through effective long- and short-term decision making. We have not, however, adopted formal policies for allocating compensation between short-term and long-term compensation arrangements. Rather, the Compensation Committee seeks to balance factors, such as the existence of other awards as well as the financial impact to the Company, to determine the appropriate allocation. For the 2014 fiscal year the Company’s Chief Executive officer recommended that the Compensation Committee not adopt a long-term incentive plan to the Compensation Committee, which recommendation the Compensation Committee accepted. The Compensation Committee determined that, in part because of the existence of outstanding equity awards not scheduled to vest until May 16, 2016, an annual incentive opportunity—along with base salary—would be appropriate to drive Company performance for the 2014 fiscal year.

The following is a discussion of the key elements of compensation for our Named Executive Officers for the 2014 fiscal year.

•	Base Salary—Base salary is the fixed element of each Named Executive Officer’s cash compensation.

•

Annual Incentive Plan—Our annual incentive plan is intended to be a pay-for-performance program providing for annual cash awards to qualified participants, including the Named Executive Officers, based on achievement of financial performance goals relating to the applicable fiscal year. The purpose of our annual incentive plan is to motivate the qualified participants, including the Named Executive Officers, to achieve financial performance goals for the applicable SHO fiscal year by making their cash incentive awards variable and dependent upon SHO’s financial performance for the fiscal year.

The Company has not adopted formal policies for allocating compensation among the above elements. Rather, the Compensation Committee seeks to evaluate, with respect to each Named Executive Officer, the Named Executive Officer’s individual performance, professional experience, current and anticipated scope of job responsibilities, department performance, ability to affect Company objectives, fiscal accountability, and other considerations deemed relevant, to determine the allocation of total compensation among the above elements. The expectation of the Compensation Committee is that, as an executive assumes greater responsibility within the Company, in most cases an increasingly larger portion of the executive’s total cash compensation opportunity will be designed to depend on Company performance.

How Elements Are Used to Achieve Our Compensation Objectives

The Compensation Committee believes that the most fair and effective way to motivate the Company’s executive officers (including the Named Executive Officers) to achieve the best results for our stockholders (and to avoid taking inappropriate risks) is to condition a significant proportion of executive compensation on Company performance. The size of awards granted to executive officers, relative to total compensation, should be based, depending on the particular executive, primarily upon the executive’s potential to affect the Company’s financial performance and secondarily upon such factors as the scope of the executive’s responsibilities and fiscal accountability. As an executive assumes greater job responsibilities, a portion of the executive’s total cash compensation opportunity should be increasingly dependent on Company performance. The Compensation Committee will consider compensation that is not performance-based, such as service-based equity awards, to the extent the Compensation Committee deems appropriate.

During the 2014 fiscal year our executive officers (including the Named Executive Officers) participated in the 2014 AIP. The 2014 AIP awards were designed to promote the Company’s compensation objectives by offering the Named Executive Officers an opportunity for cash compensation based upon SHO EBITDA and Franchise Sales EBITDA, each as defined below, for our 2014 fiscal year. The 2014 AIP award made to each Named Executive Officer provided for threshold, target, and maximum amounts that were based on a percentage of the Named Executive Officer’s base salary.

Compensation Decisions Made During the 2014 fiscal year

Base Salary

With respect to each of our executive officers (including our Named Executive Officers), the Compensation Committee establishes the amount of base salary paid to that executive with the goal of providing the executive with a stable income stream that is commensurate with the executive’s current and reasonably anticipated level of job responsibilities and professional experience and takes into account the Company’s assessment of competitive market conditions and external pay for comparable positions. The Compensation Committee also considers internal pay equity. The Compensation Committee sets the amount of our executive compensation with the belief that an appropriate base salary can create a secure environment necessary for our executive officers to remain with the Company and focus their efforts on the Company’s sustained, meaningful growth.

For the 2014 fiscal year, the Compensation Committee did not increase the base salaries of Messrs. Johnson, Powell, Hansen, and Ethridge. The Compensation Committee also did not increase the base salary of Mr. Barnhart, whose employment with the Company ended in June 2014. Ryan D. Robinson, who succeeded Mr. Barnhart as the Company’s Senior Vice President and Chief Financial Officer in June 2014, had the same base salary as that of Mr. Barnhart. For the 2014 fiscal year the annual base salaries of Messrs. Johnson, Powell, Barnhart, Robinson, Hansen, and Ethridge were $1,000,000, $550,000, $500,000, $500,000, $450,000, and $260,000, respectively. On March 11, 2015 the Compensation Committee approved a $40,000 increase to Mr. Ethridge’s base salary.

Annual and Long-Term Compensation Programs

Annual Incentive Plan

Our 2014 AIP was a cash-based program that was intended to reward eligible associates for achieving financial performance goals relating to SHO EBITDA and Franchise Sales EBITDA during the 2014 fiscal year.

2014 Annual Incentive Compensation

During the 2014 fiscal year the Named Executive Officers and several of our other associates participated in the 2014 AIP.

The Compensation Committee made the awards under the 2014 AIP based, in part, on recommendations from our Chief Executive Officer and our Vice President, Human Resources. The recommendations were made in conjunction with, and took into account, the projected results of operations underlying the Company’s business operating plan that was presented to the Board for the 2014 fiscal year and a number of assumptions reflected in that plan.

For the 2014 AIP the Compensation Committee approved performance measures that included a performance measure that had not been included in the Company’s prior annual incentive plans. In prior annual incentive plans the Compensation Committee included SHO EBITDA as the sole performance measure. For the 2014 AIP the Compensation Committee approved SHO EBITDA and Franchise Sales EBITDA as the performance measures for awards made under the plan to our Named Executive Officers, with SHO EBITDA and Franchise Sales EBITDA accounting for 80% and 20%, respectively, of the combined performance measures. Management recommended the addition of Franchise Sales EBITDA as an additional performance measure because of management’s belief that sales of franchised stores impact the Company in a manner that is separate and distinct from the balance of operating results. SHO EBITDA remains an appropriate component of the performance measure because it is a metric used by the Company to measure business performance. The Compensation Committee believes that using SHO EBITDA and Franchise Sales EBITDA to measure performance assists the Company in achieving its compensation objectives of promoting the profitable growth of the Company’s business through both store operations and franchise development.

For purposes of the 2014 AIP and elsewhere in this Compensation Discussion and Analysis, SHO EBITDA generally means the Company’s externally reported Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization), excluding effects attributable to franchise business development such as initial franchise fees and related asset sales. The Company excludes from SHO EBITDA (A) specified expenses and accounting adjustments related to the Separation that impact externally reported Adjusted EBITDA but that the Compensation Committee believes do not result from management’s performance in operating SHO’s businesses and (B) the effects of the following items: (1) gains, losses, and costs associated with asset sales (other than gains, losses, costs, and initial franchise fees associated with franchise conversions); (2) litigation or claim judgments or settlements that exceed $250,000; (3) the effect of purchase accounting and changes in accounting methods; (4) gains, losses, and costs associated with store closings, acquisitions, and divestitures; (5) integration costs that are disclosed as merger related; (6) asset writedown/impairment charges; (7) items classified as “extraordinary”; and (8) restructuring activities. Franchise Sales EBITDA generally means the Company’s EBITDA (earnings before interest, taxes, depreciation, and amortization) attributable to franchise business development such as initial franchise fees and related asset sales.

Under the 2014 AIP as adopted by the Compensation Committee, Messrs. Johnson, Barnhart, Powell, Hansen, and Ethridge had an annual incentive opportunity (as a percent of base salary) of 100%, 75%, 75%, 50%, and 50%, respectively. Mr. Robinson, who succeeded Mr. Barnhart as the Company’s Senior Vice President and Chief Financial Officer in June 2014, had the same annual incentive opportunity as Mr. Barnhart— 75% of his base salary. The below table describes the 2014 AIP payment metrics for each of the Named Executive Officers.

Performance Level(1)	SHO EBITDA (80% of performance measure)	Franchise Sales EBITDA (20% of performance measure)(2)	Percentage of Incentive Payable
Threshold	92.5% of Plan	83% of Plan	40%
Plan	100.0% of Plan	100.0% of Plan	81%
Target	106.3% of Plan	103.4% of Plan	100%
Maximum	139.9% of Plan	121.3% of Plan	200%

(1)	The 2014 AIP provided that the payment percentage between the threshold and maximum payout would be based on a series of straight-line (linear) interpolations between the applicable performance levels. See “2014 Fiscal Year Grants of Plan-Based Awards” in this Item 1 for the award opportunities under the 2014 AIP.

(2)	No payout on account of the Franchise Sales EBITDA component would have been made under the 2014 AIP, regardless of the amount of Franchise Sales EBITDA achieved, unless 2014 fiscal year SHO EBITDA (excluding Franchise Sales EBITDA) was at least at 53% of plan.

Based on the Company’s 2014 fiscal year performance management advised the Compensation Committee that, in accordance with the terms of the 2014 AIP, less than 92.5% of the target level of SHO EBITDA, and less than 83% of the target level of Franchise Sales EBITDA, had been achieved and as a result no payouts under the 2014 AIP were earned by, and no payments were made to, the Named Executive Officers with respect to the 2014 AIP.

Long-Term Incentive Plan

2014 Long-Term Incentive Compensation

The Compensation Committee did not approve a long-term incentive plan for the 2014 fiscal year. Although the Compensation Committee approved long-term incentive plans for fiscal years 2012 and 2013, the Compensation Committee does not have a policy to annually approve long-term incentive plans. In deciding how to allocate incentive compensation between short- and long-term programs, the Compensation Committee considers many factors it deems relevant such as, without limitation, the importance of achieving the Company’s annual financial plans, competitive market conditions, executive performance, fiscal accountability, and the existence of other outstanding awards. With respect to the 2014 fiscal year management recommended to the Compensation Committee that it not approve a long-term incentive program and instead use available financial resources to broaden associate participation in the 2014 AIP, which in management’s view would intensify associate focus on achieving the Company’s 2014 SHO EBITDA and Franchise Sales EBITDA plans. The Compensation Committee accepted management’s recommendations. The Compensation Committee concluded that forgoing a long-term incentive compensation plan for the 2014 fiscal year would not adversely affect achievement of the Company’s long-term financial goals in part due to the existence of previously made and outstanding long-term incentive awards.

Determination of Payouts Under 2012 Long-Term Incentive Plan

The 2012 LTIP awards represented the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash, or a combination of cash and shares, upon the achievement of cumulative three-year SHO EBITDA for the Company’s 2012, 2013, and 2014 fiscal years as the sole performance measure for the 2012 LTIP awards. The 2012 LTIP provided that (1) at the threshold level of cumulative three-year SHO EBITDA performance (70% of target level of performance) the Named Executive Officers would receive 25% of their incentive opportunity, (2) at the target level of SHO EBITDA performance the Named Executive Officers would receive 100% of their incentive opportunity, and (3) at the maximum level of SHO EBITDA performance (150% of target level of performance) the Named Executive Officers would receive 200% of their incentive opportunity. The 2012 LTIP also provided that the payment percentage between threshold and maximum payment would be based on a series of straight-line (linear) interpolations as follows: (A) a 2.5% increase in payment for every 1% increase in cumulative three-year SHO EBITDA from threshold to target and (B) a 2% increase in payment for every 1% increase in cumulative three-year SHO EBITDA from target to maximum. With respect to the 2012 LTIP, for every $34 of cumulative SHO EBITDA for the 2012, 2013, and 2014 fiscal years above the target amount $1 would be paid to the 2012 LTIP awards recipients as a group, including the Named Executive Officers.

Based on the Company’s cumulative financial performance for its 2012, 2013, and 2014 fiscal years management determined that, in accordance with the terms of the 2012 LTIP, less than 70% of the target level of SHO EBITDA performance had been achieved and as a result no payouts with respect to the 2012 LTIP were earned by, and no payments were made to, Messrs. Johnson, Barnhart, Powell, Hansen, and Ethridge.

Other Long-Term Compensation Opportunities

The Company has outstanding obligations under offer letters entered into with the Named Executive Officers (the “Offer Letters”). Because all of the Offer Letters, except for Mr. Robinson’s offer letter, were entered into prior to the Separation when the Company was a wholly owned subsidiary of Sears Holdings, the Compensation Committee did not determine the amounts or elements of compensation detailed in those arrangements. The Compensation Committee approved Mr. Robinson’s Offer Letter in a form that continues several of the arrangements (e.g., annual base salary rate and annual incentive opportunity) included in Mr. Barnhart’s Offer Letter. During the 2014 fiscal year, in accordance with their Offer Letters the Company paid (1) $623,891 to Mr. Johnson to satisfy a cash replacement award that vested on April 7, 2014, (2) $100,000 to Mr. Robinson as the vested one-third of his $300,000 cash retention bonus, (3) $133,333 to Mr. Barnhart as the portion of his $400,000 retention bonus required to be paid in connection with his June 30, 2014 termination from employment with the Company, and (4) $232,349 to Mr. Powell to satisfy a cash replacement award that vested on September 1, 2014. The Offer Letters of Mr. Johnson and Mr. Ethridge also provide that any compensation payable to them under the Sears Holdings 2011 Long-Term Incentive Plan (the “Sears Holdings 2011 LTIP”) be assumed and paid by the Company as part of its assumed obligations relating to the Separation. Accordingly in the 2014 fiscal year the Company paid $106,240 and $26,828, respectively, to Mr. Johnson and Mr. Ethridge to satisfy its assumed obligations under the Sears Holdings 2011 LTIP. See “SHO Employment Arrangements” in this Item 1 regarding for additional information regarding the Offer Letters.

Other Compensation Elements

Perquisites and Other Benefits

During the 2014 fiscal year, Mr. Johnson received benefits consisting of round trip ground transportation between his residence in the Chicago metropolitan area and SHO’s headquarters in Hoffman Estates, Illinois. Mr. Johnson is responsible for any related taxes associated with the personal use of Company-furnished transportation. The Compensation Committee believes that the amount and continuation of these executive perquisites serves the Company’s objective and philosophy of key executive retention. See “2014 Fiscal Year Summary Compensation Table” in this Item 1 regarding these benefits.

Retirement Plans and Welfare Benefits

We maintain a 401(k) defined contribution plan (the “401(k) Savings Plan”) for the benefit of all eligible employees, including our Named Executive Officers (on the same basis as all eligible employees). The 401(k) Savings Plan provides for an annual match of 100% on the first 3% of participant contributions, and 50% on each additional percent (in excess of 3%) of participant contributions up to 5%, all subject to IRS-imposed plan maximums. The Company does not have, and does not intend to establish, a defined benefit plan.

We also provide our eligible employees, including our Named Executive Officers, with medical, dental and vision coverage, life and accidental death and dismemberment insurance, short-term and long-term disability insurance and the opportunity to enroll in our flexible spending and health savings account programs.

Severance Benefits

Each of our Named Executive Officers is a party to an Executive Severance Agreement with SHO entered into prior to the Separation. See “Severance Benefits Upon Involuntary Termination for ‘Good Reason’ or Without ‘Cause’ ” and “Other Terms of Severance Agreements” in this Item 1 regarding severance benefits.

Cash Retention Awards

On April 20, 2015 the Compensation Committee approved cash retention awards in the amount of $100,000 for Mr. Powell and Mr. Robinson and approved a cash retention award in the amount of $50,000 for Mr. Ethridge (each is referred to as a “Grantee”). Each cash retention award will be governed by the terms and conditions of a Cash Retention Agreement, a copy of which has been filed as an exhibit to the Company’s Form 8-K filed on April 21, 2015. Each Cash Retention Agreement will provide that the cash retention award is payable in cash and that the cash retention award will vest on the earliest of the following dates (the applicable date, the “Vesting Date”): (a) June 15, 2016; (b) the date on which the Company terminates the Grantee’s employment without Cause; and (c) the date on which the Grantee terminates his employment with the Company for Good Reason, but in each circumstance only if the Grantee has served as a full-time employee of the Company continuously during the period from April 20, 2015 to the Vesting Date and the Grantee has maintained continuously satisfactory job performance to the Vesting Date. “Good Reason” means that the Grantee’s annual base salary is reduced by ten percent or more or his place of employment is relocated by the Company to a business location that is more than fifty miles from the Company’s offices. “Cause” means (i) a material breach by the Grantee (other than a breach resulting from disability) of the Grantee’s duties and responsibilities, which breach is demonstrably willful and deliberate on the Grantee’s part, is committed in bad faith or without reasonable belief that the breach is in the best interests of the Company, and is not remedied by the Grantee in a reasonable period of time after receipt of written notice from the Company specifying the breach, (ii) the commission of a felony involving moral turpitude, or (iii) dishonesty or willful misconduct in connection with employment with the Company.

CEO Compensation

Mr. Johnson was appointed as our Chief Executive Officer and elected as a member of the Board prior to the Separation when the Company was a wholly owned subsidiary of Sears Holdings. As more fully described elsewhere in this Compensation Discussion and Analysis, in the 2014 fiscal year Mr. Johnson received, among other things, an annual base salary of $1,000,000, and he participated in the Company’s 2014 AIP and 2012 LTIP (but received no payout from either plan). In accordance with the terms of his Offer Letter, as assumed obligations in connection with the Separation, the Company also paid Mr. Johnson a cash replacement award of $623,891 that vested in the 2014 fiscal year and a cash award of $106,240 that was earned under the Sears Holdings 2011 LTIP but payable in the 2014 fiscal year. Mr. Johnson’s Executive Severance Agreement provides, among other things, that if his employment is involuntarily terminated by the Company for any reason (other than for specified Cause, death, or Disability) or if he voluntarily terminates his employment for specified Good Reason, he will be paid the sum of (i) his annual base salary at the rate in effect immediately prior to the date of termination and (ii) a bonus equal to his target bonus for the year in which the termination occurs (or if no target bonus has been set for such year the target bonus for the year immediately preceding the year in which the termination occurs), payable in the form of salary continuation for 12 months and subject to mitigation. Mr. Johnson’s Executive Severance Agreement also includes non-compete, non-solicitation, and non-disclosure covenants.

On April 21, 2015 the Company announced that, by mutual agreement with the Company’s Board of Directors, Mr. Johnson will leave the Company as of the end of the Company’s second fiscal quarter of 2015. The Compensation Committee has authorized the Company to pay to Mr. Johnson all amounts payable in accordance with his Executive Severance/Non-Compete Agreement with respect to an employment termination by the Company without “Cause.” See “Potential Payments upon Termination of Employment or Change in Control” in this Item 1 for information regarding the amounts payable to Mr. Johnson upon a “Termination without Cause.”

Certain Tax Consequences

In setting an executive officer’s compensation arrangement, the Compensation Committee considers the requirements of the Section 162(m) Rules, which provide that compensation in excess of $1 million paid to the chief executive officer and the other three most highly compensated executive officers (other than the chief financial officer) is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Base salary and cash and stock awards that vest based solely on continued service do not qualify as performance-based compensation under the Section 162(m) Rules. While the Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the Named Executive Officers, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating, and retaining the Company’s key executives.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to the compensation of our Chief Executive Officer and our Named Executive Officers and other senior executives. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans and our policies and programs as they affect the Chief Executive Officer and the Company’s other executive officers and senior executives, including the Named Executive Officers.

The Compensation Committee Charter provides that the Compensation Committee has the authority, as the Compensation Committee may deem appropriate, to delegate one or more of its responsibilities to subcommittees that are composed entirely of directors satisfying the following independence standards, if applicable: at all times each member qualify (1) as an “outside director” within the meaning of the Section 162(m) Rules and (2) as a “non-employee director” within the meaning of Rule 16b-3. The Compensation Committee Charter also provides that if any member of the Compensation Committee does not satisfy the requirements of a “non-employee director” for purposes of Rule 16b-3, the Committee will delegate to the Board or to a subcommittee of the Compensation Committee consisting of at least two members, each of whom satisfies the requirements of a “non-employee director” for purposes of Rule 16b-3, all approvals, certifications and administrative and other determinations with respect to equity-based compensation intended to satisfy the exception provided under Rule 16b-3, and the Board or the subcommittee will have the full authority of the Compensation Committee with respect to such matters.

The Compensation Committee has the sole authority to retain and terminate all compensation consultants that it uses to assist it in the evaluation of Chief Executive Officer and other executive compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in the 2014 fiscal year. The Compensation Committee also has authority to obtain advice and assistance from internal and external legal, accounting, and other advisors. See also “Committees of the Board of Directors—Compensation Committee.”

The Compensation Committee has received input and recommendations from Mr. Johnson and Ms. Iliff regarding the forms and the amounts of compensation for the Company’s associates, including the Named Executive Officers, and regarding our compensation programs generally.

Compensation Committee Interlocks and Insider Participation

During our 2014 fiscal year Jeffrey Flug and Josephine Linden served on the Company’s Compensation Committee as its sole members, except that William R. Harker served on the Compensation Committee until April 2, 2014. During our 2014 fiscal year none of Jeffrey Flug, William R. Harker, or Josephine Linden served as an officer or employee of the Company or any of its subsidiaries. There were no interlocks during our 2014 fiscal year with other companies within the meaning of the SEC’s proxy rules.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2014 Annual Report on Form 10-K and in this Proxy Statement. William R. Harker resigned as Chair and as a member of the Compensation Committee on April 2, 2014.

Compensation Committee

Jeffrey Flug (Chair)

Josephine Linden

2014 Fiscal Year Summary Compensation Table

The following table sets forth information concerning the total compensation paid to the following Named Executive Officers. Each of the following Named Executive Officers, except for Steven D. Barnhart, was serving in the capacity shown in the table at the end of our 2014 fiscal year.

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards	Non-Equity Incentive Plan Compensation (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (d)	Total
W. Bruce Johnson	2014	$1,000,000	$623,891	—	$106,240	—	$33,888	$1,764,019
(Chief Executive Officer and President)(e)	2013	$1,000,000	$623,891	$1,022,306	—	—	$29,359	$2,675,556
	2012	$1,019,232	—	—	$530,420	—	$37,167	$1,586,819

Ryan D. Robinson	2014	$317,308	$350,000	—	—	—	$250,041	$917,349
(Senior Vice President and Chief Financial Officer)

Steven D. Barnhart	2014	$311,358	$133,333	—	—	—	$10,452	$455,143
(Senior Vice President and Chief Financial Officer)	2013	$500,000	$133,333	$511,175	—	—	$7,720	$1,152,228
	2012	$226,919	$487,500	—	$174,150	—	—	$888,569

William A. Powell	2014	$550,000	$232,349	—	—	—	$10,470	$792,819
(Senior Vice President and Chief Operating Officer)	2013	$550,000	$214,319	$715,601	—	$2,761	$7,720	$1,490,401
	2012	$489,811	$112,500	—	$358,033	$(22)	$35,000	$995,322

Charles J. Hansen	2014	$450,000	—	—	—	—	$4,570	$454,570
(Vice President, General Counsel, and Secretary)	2013	$442,308	—	$230,029	—	—	$1,579	$673,916
	2012	$417,894	—	—	$177,931	—	—	$595,825

John E. Ethridge II	2014	$260,000	—	—	$26,828	—	$10,470	$297,298
(Vice President, Supply Chain and Technology)	2013	$260,000	—	$132,906	—	—	$7,720	$400,626
	2012	$236,693	—	—	$112,834	—	—	$349,527

(a)	Mr. Robinson’s employment with the Company began on June 16, 2014. Mr. Barnhart’s employment with the Company ended on June 30, 2014. In addition to the salary that Mr. Barnhart received while employed by the Company, the amount in this column for him for the 2014 fiscal year reflects salary continuation paid to him in accordance with his Executive Severance Agreement. The amount of salary reported for the 2013 fiscal year for Mr. Hansen is less than his salary reported for the 2014 fiscal year because the increase to his salary to $450,000 did not become effective until April 2013.

(b)	The amounts shown in this column for Messrs. Johnson and Powell for the 2014 fiscal year reflect payment of cash retention awards granted following the Separation to replace cancelled restricted stock awards granted by Sears Holdings prior to the Separation, which cash retention awards vested on April 7, 2014 and September 1, 2014. The amount shown in this column for Mr. Robinson for the 2014 fiscal year reflects payment of a one-time cash incentive award of $250,000 and one-third of his $300,000 cash retention bonus, each paid to him in accordance with the terms of his Offer Letter. The amount shown in this column for Mr. Barnhart for the 2014 fiscal year reflects the Company’s payment of one-third of the retention bonus awarded to him upon the termination of his employment with the Company in accordance with the terms of his Offer Letter.

(c)	As noted in the Compensation Discussion and Analysis, during the 2014 fiscal year the Company did not achieve the threshold performance goal established under the 2014 AIP and accordingly none of the Named Executive Officers received a payout under the 2014 AIP. The amounts shown for Mr. Johnson and Mr. Ethridge for the 2014 fiscal year reflect payments made by the Company to satisfy obligations under the Sears Holdings 2011 LTIP that were assumed by the Company as part of the Separation.

(d)	For Mr. Johnson, the amount shown in this column for the 2014 fiscal year includes (1) $10,400 of Company-match contributions to the Company’s 401(k) Savings Plan, (2) $70 paid by the Company for life insurance provided by the Company, and (3) $23,418 attributable to the aggregate incremental cost of Mr. Johnson’s commuter travel using Company-furnished vehicles. For purposes of determining the aggregate incremental cost to the Company of the personal use of Company-furnished vehicles by Mr. Johnson in the 2014 fiscal year, we first calculate the personal and commuting mileage attributable to his use as a percentage of the vehicle’s overall annual mileage. This percentage is then applied to the annual cost of operating the vehicle, which includes the cost of leasing, fuel, insurance, license and title, tolls, depreciation, maintenance, and repairs. Drivers’ salaries and overtime are also included in the costs associated with the use of Company-furnished vehicles and drivers.

For Mr. Robinson the amount shown in this column for the 2014 fiscal year includes a one-time $250,000 relocation amount paid to him in accordance with the terms of his Offer Letter and $41 paid by the Company for life insurance provided by the Company.

For Messrs. Barnhart, Ethridge, and Powell the amount shown in this column for the 2014 fiscal year includes for each of them $10,400 of Company-match contributions to the Company’s 401(k) Savings Plan.

The Company did not provide a tax gross-up on income imputed for personal use of Company-furnished vehicles or other perquisites.

(e)	By mutual agreement with the Company’s Board of Directors, Mr. Johnson will leave the Company as of the end of the Company’s second fiscal quarter of 2015. The Compensation Committee has authorized the Company to pay to Mr. Johnson all amounts payable in accordance with his Executive Severance/Non-Compete Agreement with respect to an employment termination by the Company without “Cause.” See “Potential Payments upon Termination of Employment or Change in Control” in this Item 1 for information regarding the amounts payable to Mr. Johnson upon a “Termination without Cause.”

2014 Fiscal Year Grants of Plan-Based Awards

The grants in the following table were made in accordance with the Company’s 2014 AIP, which is generally described in “Compensation Discussion and Analysis” in this Item 1. As described in “Compensation Discussion and Analysis” in this Item 1, the 2014 AIP provided for incentive awards payable in 2015 with respect to achievement of SHO EBITDA and Franchise Sales EBITDA performance objectives for the 2014 fiscal year. Based on the Company’s financial performance for the 2014 fiscal year no payments were earned by, and no payments were made to, the Named Executive Officers with respect to the 2014 AIP.

	Plan	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)
Name		Threshold	Plan	Target	Maximum
W. Bruce Johnson	2014 AIP	$400,000	$810,000	$1,000,000	$2,000,000
Ryan D. Robinson(b)	2014 AIP	$150,000	$303,750	$375,000	$750,000
Steven D. Barnhart(c)	2014 AIP	$150,000	$303,750	$375,000	$750,000
William A. Powell	2014 AIP	$165,000	$334,125	$412,500	$825,000
Charles J. Hansen	2014 AIP	$90,000	$182,250	$225,000	$450,000
John E. Ethridge II	2014 AIP	$52,000	$105,300	$130,000	$260,000

(a)	The amounts in these columns include the threshold, plan, target, and maximum amounts for the Named Executive Officers in accordance with the 2014 AIP as more fully described in “Compensation Discussion and Analysis” of this Item 1. The Company’s financial performance—as measured by a combination of SHO EBITDA and Franchise Sales EBITDA for the 2014 fiscal year—was used to determine whether the Named Executive Officers earned payouts under their respective 2014 AIP awards.

(b)	Mr. Robinson’s employment with the Company and his participation in the 2014 AIP began on June 16, 2014. Mr. Robinson elected to receive in accordance with his Offer Letter a one-time $250,000 cash incentive award (less all amounts payable to him under the 2014 AIP). See “SHO Employment Arrangements—Mr. Robinson’s Offer Letter” of this Item 1. Based on the Company’s financial performance for the 2014 fiscal year no payments were earned by, and no payments were made to, Mr. Robinson with respect to the 2014 AIP, and the Company will pay to Mr. Robinson the entire $250,000 cash incentive award on or about April 15, 2015.

(c)	Mr. Barnhart’s employment with the Company and his participation in the 2014 AIP ended on June 30, 2014.

SHO Employment Arrangements

Set forth below are summary descriptions of the terms of the Offer Letters for each of our Named Executive Officers, which summaries, among other things, describe material terms of the Offer Letters as they affected the compensation earned by and paid to our Named Executive Officers in the 2014 fiscal year. The below summaries are qualified by reference, and are subject to, the terms and conditions of the Offer Letters, which are provided as exhibits to the Company’s 2014 Annual Report on Form 10-K.

Mr. Johnson’s Offer Letter

Pursuant to his Offer Letter, Mr. Johnson serves as Chief Executive Officer and President of SHO with an annual base salary of $1,000,000. His Offer Letter also authorizes his participation in the Sears Hometown and Outlet Stores, Inc. Annual Incentive Plan (“AIP”) with an annual incentive opportunity of 100% of his base salary and in the Sears Hometown and Outlet Stores, Inc. Long-Term Incentive Plan (“LTIP”) with an annual incentive opportunity of 200% of his base salary. Mr. Johnson also receives retirement, health, and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

In accordance with Mr. Johnson’s Offer Letter, two 10,000-share restricted stock awards that were granted to him by Sears Holdings prior to the Separation (and which had not vested prior to the Separation) were cancelled effective upon the Separation and replaced by the Company in fiscal year 2012 with two equivalent cash replacement awards of $623,891 with the same vesting schedule and terms and conditions as the restricted stock awards that they replaced. During the 2014 fiscal year, in accordance with the vesting schedule and terms and conditions of the replacement awards, the Company paid to Mr. Johnson $623,891 to satisfy the last remaining cash replacement award that vested on April 7, 2014. The previous cash replacement award vested and was paid by the Company in fiscal year 2013. Mr. Johnson’s Offer Letter also provides that any compensation payable to him under the Sears Holdings 2011 LTIP be assumed by the Company in connection with the Separation and paid by the Company under a Company-sponsored long-term incentive plan. The Company paid Mr. Johnson $106,240 in the 2014 fiscal year to satisfy its assumed obligations to Mr. Johnson under the under the Sears Holdings 2011 LTIP. The Company also continues to provide ground transportation for Mr. Johnson to travel between his residence in the Chicago metropolitan area and the Company’s corporate headquarters in Hoffman Estates, Illinois as described in “Compensation Discussion and Analysis—Other Compensation Elements—Perquisites and Other Benefits.”

In accordance with Mr. Johnson’s Offer Letter, his Executive Severance Agreement with Sears Holdings described under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment or Change of Control” was assigned to, and assumed by, the Company effective as of the Separation.

Mr. Robinson’s Offer Letter

Pursuant to his Offer Letter, Mr. Robinson has serves as the Company’s Senior Vice President and Chief Financial Officer of SHO with an annual base salary of $500,000. His Offer Letter authorizes his participation in the Company’s AIP with an annual incentive opportunity of 75% of his base salary and in Company-sponsored LTIPs, starting in fiscal year 2015 as they are approved and finalized by the Board, with an annual incentive opportunity of 100% of his base salary. With respect to fiscal year 2015, if management recommends to the Compensation Committee that it make an LTIP award to any of its NEOs management will recommend to the Compensation Committee that it make an award to Mr. Robinson for that year with a value no less than 100% of his base salary. Mr. Robinson also receives retirement, health, and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

In accordance with the terms and conditions of his Offer Letter, Mr. Robinson elected to receive a one-time cash incentive award of $250,000 (less all amounts payable to him under the 2014 AIP) for the 2014 fiscal year, which amount the Company will pay on or before April 15, 2015.

Mr. Robinson’s Offer Letter also provides for a cash retention bonus of $300,000, the first third of which vested on his start date and was paid shortly thereafter. The remaining portion of his cash retention bonus is scheduled to vest and become payable as soon as administratively possible, in equal amounts, on the first and second anniversaries of his start date if he remains actively employed by the Company on the applicable payment date.

Mr. Robinson’s Offer Letter also provides that he will receive $250,000 to be used to offset expenses incurred by him and expenses incurred by SHO with respect the sale of his home, the purchase of a new home in the Chicago metropolitan area, house hunting trips, moving household goods, and related expenses. His Offer Letter requires him to repay all relocation assistance received from the Company if the Company terminates his employment for Cause (as defined in his Executive Severance Agreement) or he voluntarily terminates his employment other than for Good Reason (as defined in his Executive Severance Agreement), in either case prior to June 16, 2015.

Mr. Barnhart’s Offer Letter

Pursuant to his Offer Letter, Mr. Barnhart served as Senior Vice President and Chief Financial Officer of SHO until his employment ended on June 30, 2014. His Offer Letter provided him with an annual base salary of

$500,000 and authorized his participation in the Company’s AIP with an annual incentive opportunity of 75% of his base salary and in Company-sponsored LTIPs as they were approved and finalized by the Board. Mr. Barnhart also received retirement, health, and welfare benefits made available by the Company to its employees under his Offer Letter.

Mr. Barnhart’s Offer Letter also provided for a long-term retention bonus of $400,000, which was scheduled to vest and become payable, in equal thirds, on the first, second, and third anniversaries of his start date so long as Mr. Barnhart remained actively employed by the Company on the applicable payment date. Mr. Barnhart was paid the first third of his $400,000 retention bonus during fiscal year 2013. He was deemed to vest in (and was paid) the second third of his bonus during the 2014 fiscal year in accordance with his Offer Letter, which provided that if his employment were terminated by the Company for reason other than for Cause (as defined in his Executive Severance Agreement), the bonus would vest in the portion scheduled to vest during the 12 months immediately following his termination.

In accordance with Mr. Barnhart’s Offer Letter, his Executive Severance Agreement with Sears Holdings, which, except as noted herein with respect to his retention bonus, was substantially the same as the Executive Severance Agreements described under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment or Change of Control,” was assigned to, and assumed by, the Company effective as of the Separation.

Mr. Powell’s Offer Letter

Pursuant to his Offer Letter, Mr. Powell serves as Senior Vice President and Chief Operating Officer of SHO with an annual base salary of $550,000. His Offer Letter authorizes his participation in the Company’s AIP with an annual incentive opportunity of 75% of his base salary and in Company-sponsored LTIPs as they are approved and finalized by the Board. Mr. Powell also receives retirement, health, and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

In accordance with Mr. Powell’s Offer Letter, one 1,632-share restricted stock award, one 1,921-share restricted stock award, and two $112,500 cash retention awards that were granted to him by Sears Holdings prior to the Separation (and which had not vested prior to the Separation) were cancelled effective upon the Separation, and Mr. Powell received from the Company in fiscal year 2012, as replacement for the cancelled Sears Holdings awards and their related rights, one cash award in the amount of $214,319 and one cash award in the amount of $232,349 each having the same vesting schedule and terms and conditions as the award that it replaced. During the 2014 fiscal year the Company paid Mr. Powell $232,349 to satisfy the last remaining cash replacement award which vested on September 1, 2014. The other cash replacement award previously vested and was paid during fiscal year 2013.

In accordance with Mr. Powell’s Offer Letter, his Executive Severance Agreement with Sears Holdings described under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment or Change of Control” was assigned to, and assumed by, the Company effective as of the Separation.

Mr. Hansen’s Offer Letter

Pursuant to his Offer Letter, Mr. Hansen serves as Vice President and General Counsel of SHO and participates in the Company’s AIP with an annual incentive opportunity of 50% of his base salary and in Company-sponsored LTIPs as they are finalized and approved by the Board. Mr. Hansen also receives retirement, health and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

In accordance with Mr. Hansen’s Offer Letter, his Executive Severance Agreement with Sears Holdings described under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits”

and “Potential Payments Upon Termination of Employment or Change of Control” was assigned to, and assumed by, the Company effective as of the Separation.

Mr. Ethridge’s Offer Letter

Pursuant to his Offer Letter, Mr. Ethridge serves as SHO’s Vice President, Supply Chain and Technology. His Offer Letter also authorizes his participation in the Company’s AIP with an annual incentive opportunity of 50% of his base salary and in Company-sponsored LTIPs as they are finalized and approved by the Board. Mr. Ethridge also receives retirement, health and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

Mr. Ethridge’s Offer Letter also provides that any compensation payable to him under the Sears Holdings 2011 LTIP be assumed and paid by the Company. In 2014 fiscal year the Company paid Mr. Ethridge $26,828 to satisfy obligations to him under the Sears Holdings 2011 LTIP that were assumed by the Company in connection with the Separation.

In accordance with Mr. Ethridge’s Offer Letter, his Executive Severance Agreement with Sears Holdings described under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” and “Potential Payments Upon Termination of Employment or Change of Control” was assigned to, and assumed by, the Company effective as of the Separation.

Outstanding Equity Awards at 2014 Fiscal Year End

Messrs. Johnson, Powell, Hansen, and Ethridge held unvested shares of the Company’s restricted stock on January 31, 2015, the last day of our 2014 fiscal year. The Company did not make any awards of stock or stock options during the 2014 fiscal year and none of the Named Executive Officers held unvested options to purchase shares of the Company’s common stock on the last day of the 2014 fiscal year.

	Stock Awards
Name	Number of Shares of Stock that have Not Vested(a)	Market Value of Shares of Stock that have Not Vested(b)
W. Bruce Johnson(c)	22,999	$261,037
Ryan D. Robinson(d)	—	—
Steven D. Barnhart(e)	—	—
William A. Powell	16,099	$182,724
Charles J. Hansen	5,175	$58,736
John E. Ethridge II	2,990	$33,936

(a)	The shares reported in this column reflect restricted shares of the Company’s common stock that the Company awarded Messrs. Johnson, Powell, Hansen, and Ethridge under the Sears Hometown and Outlet Stores, Inc. Amended and Restated Stock Plan on May 16, 2013. These awards (the “Restricted Stock Awards”) are subject to restrictions preventing their sale and transfer until May 16, 2016, the vesting date for the Restricted Stock Awards.

(b)	The market value reported in this column was calculated by multiplying the closing market price of the Company’s stock on January 30, 2015 ($11.35), the last trading day of the Company’s 2014 fiscal year, by the number of shares of common stock comprising each Restricted Stock Award.

(c)	By mutual agreement with the Company’s Board of Directors, Mr. Johnson will leave the Company as of the end of the Company’s second fiscal quarter of 2015. Mr. Johnson will forfeit his Restricted Stock Award effective upon his termination of employment.

(d)	Mr. Robinson did not receive a Restricted Stock Award on May 16, 2013 as he was not employed by the Company on that date.

(e)	In accordance with the terms and conditions of his Restricted Stock Award, Mr. Barnhart forfeited all of his Restricted Stock Award upon the termination of his employment with the Company on June 30, 2014.

2014 Fiscal Year Option Exercises and Stock Vested

During the 2014 fiscal year none of our Named Executive Officers owned or exercised any SHO stock options. No restricted stock awards vested during the 2014 fiscal year.

Potential Payments upon Termination of Employment or Change in Control

As described under “Compensation Discussion and Analysis—Compensation Decisions Made During the 2014 Fiscal Year—Other Compensation Elements—Severance Benefits” above, Sears Holdings entered into severance agreements with all of the Named Executive Officers prior to the Separation, except with respect to Mr. Robinson. As part of the Separation, these agreements were assigned to and were assumed by the Company effective as of the Separation. Mr. Robinson’s severance agreement was entered into by Mr. Robinson and the Company post-Separation. The amounts shown in the table for involuntary termination for “good reason” or termination without “cause” are based on the following agreement provisions and except as expressly noted otherwise below, are the same for each of the Named Executive Officers.

Good Reason: A termination by the Named Executive Officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the Named Executive Officer’s annual salary and target bonus from those in effect as of the date of the severance agreement, (2) a Named Executive Officer’s mandatory relocation to an office more than 50 miles from the primary location at which the Named Executive Officer is required to perform the Named Executive Officer’s duties, or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement. Mr. Johnson’s severance agreement also provides that a termination is for good reason if it results from a change in reporting relationship such that Mr. Johnson reports to anyone other than the Board or the Chairman of the Board.

Cause: A termination by a Named Executive Officer is without cause if the Named Executive Officer is involuntarily terminated because of job elimination (other than poor performance) or without “cause.” “Cause” generally is defined as (1) a material breach by the Named Executive Officer, other than due to incapacity due to a disability, of the Named Executive Officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the Named Executive Officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of SHO and such breach is not remedied by the Named Executive Officer in a reasonable period of time after receipt of written notice from SHO specifying such breach, (2) the commission by the Named Executive Officer of a felony (in certain cases defined as a felony involving moral turpitude), or (3) dishonesty or willful misconduct in connection with the Named Executive Officer’s employment.

Severance Benefits upon Involuntary Termination for “Good Reason” or Without “Cause”

For Mr. Johnson, the sum of (1) his annual base salary at the rate in effect immediately prior to the date of termination and (2) a bonus equivalent to his target bonus for the year in which the termination occurs (or, if no target bonus has been set yet for such year, his target bonus for the year immediately preceding the year in which the termination occurred), payable in the form of salary continuation for 12 months, subject to mitigation.

For Mr. Robinson, the sum of (1) his annual base salary at the rate in effect immediately prior to the date of termination and (2) if terminated prior to June 10, 2015 an amount equal to his target annual incentive under the Company’s AIP for the year in which his termination occurs or if terminated on or after June 10, 2015 the payout he would have earned, if any, under the Company’s AIP for the most recently ended fiscal year but only if such payout, if any, has not yet been made because the termination occurred after the end of a fiscal year and before the payment date for the AIP. All amounts owed to Mr. Robinson as described in this paragraph are payable in the form of salary continuation for 12 months and subject to mitigation.

For Mr. Powell, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for 12 months, subject to mitigation.

For Mr. Hansen and Mr. Ethridge, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for six months, subject to mitigation.

Pursuant to the terms of Mr. Barnhart’s Executive Severance Agreement, the Company provided him with salary continuation at his annual base salary rate of $500,000 prorated from June 30, 2014 to September 16, 2014, the date on which he began employment with another employer.

For all Named Executive Officers, continuation of active medical and dental coverage in which the Named Executive Officer was eligible to participate to the end of employment during the salary continuation period.

Other Terms of Severance Agreements

None of the Named Executive Officers is entitled to a severance payment under the Named Executive Officer’s severance agreement in the event of termination for “Cause” or voluntary termination for reason other than “Good Reason”. Under the severance agreements, the Named Executive Officers agree to non-disclosure of confidential information, non-solicitation and non-compete (where permissible under applicable state law) covenants, as well as a release of liability for specified claims against the Company.

The forms of severance agreements do not provide for payments to the participating Named Executive Officers upon termination of employment due to death, disability, retirement, or upon the occurrence of a change in control. Assuming that a termination had been effective as of January 31, 2015, the last day of our 2014 fiscal year, all of the Named Executive Officers employed by the Company as of that date would have been eligible to receive payments under the 2014 AIP upon death or disability as described below.

Payments Pursuant to Incentive and Other Compensation Programs

As described under “Compensation Discussion and Analysis” in this Item 1, SHO provides annual and long-term incentive awards to our Named Executive Officers. Payments under these programs for termination of employment are limited. If a Named Executive Officer voluntarily terminates his employment (for any reason including for “Good Reason” but other than disability) or is involuntarily terminated for any reason (for any reason including without “Cause” but other than death or disability) prior to the payment date, then he will forfeit his 2014 AIP award, except as prohibited by law.

If a Named Executive Officer is terminated because of death or disability, he will be entitled to a pro-rated payment through the termination date if the achievement of the performance measures under the 2014 AIP equal or exceed the threshold level of performance. Because SHO did not achieve the target level of performance under the 2014 AIP, none of Named Executive Officers would have been entitled to receive distributions under the 2014 AIP at the target level of performance if their employment had terminated due to death or disability on January 31, 2015, the last day of SHO’s 2014 fiscal year.

If a Named Executive Officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death), then he will forfeit his award under each Company-sponsored LTIP in which he participates and the Restricted Stock Awards (if he has any), except as prohibited by law.

With respect awards under a Company-sponsored LTIP, if a Named Executive Officer’s employment is terminated because of disability, the Named Executive Officer generally will be entitled to a pro-rated payment at the target level through the termination date if (1) performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding his date of termination due to disability is equal to or greater than the target for that performance period, pro-rated through the date of termination, (2) the performance for the entire three-year performance period is equal to or greater than the target for that performance period, and (3) as of the date of termination, he had been employed by one or more of the

Company or a subsidiary for at least 12 months of the performance period applicable to him. If a Named Executive Officer’s employment is terminated due to his death, his estate generally will be entitled to a pro-rated payment at the target level through the date of death if (A) the performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding his date of death is equal to or greater than the target for that performance measure, pro-rated through the date of death, (B) the performance for the entire three-year measurement period is equal to or greater than the target for that performance period, and (C) as of the date of termination, he had been employed by one or more of the Company or a subsidiary for at least 12 months of the performance period applicable to him. All pro-rations of awards under Company-sponsored LTIP’s generally will be based on a fraction, the numerator of which is the number of full months during the performance period in which the participant was a participant in the Company-sponsored LTIP and the denominator of which is the full number of months in the performance period. As of January 31, 2015, the last day of the Company’s 2014 fiscal year, the Company’s financial performance for the three-year performance period for the 2012 LTIP was less than the target level of performance required under the 2012 LTIP, and none of Messrs. Johnson, Powell, Hansen, and Ethridge (the only Named Executive Officers to have awards under the 2012 LTIP as of such date) would have been entitled to receive distributions under the 2012 LTIP if their employment had terminated due to death or disability on January 31, 2015.

With respect to the Restricted Stock Awards currently held by Messrs. Johnson, Powell, Hansen, and Ethridge, if the employment of any of any of them with the Company terminates by reason of his death or disability, the forfeiture condition restricting the sale or transfer of the common stock forming his Restricted Stock Award will be deemed to have lapsed on the day immediately preceding his termination. As a result, if the employment of any of Messrs. Johnson’s, Powell’s, Hansen’s, and Ethridge’s employment with the Company terminated by reason of death or disability on January 31, 2015, his Restricted Stock Award would be deemed to have vested as of January 30, 2015.

As noted above, with respect to Mr. Barnhart, the Company was obligated to pay him (and so paid), in accordance with the terms and conditions of his Offer Letter, $133,333 because the Company terminated his employment other than for Cause. Mr. Barnhart’s $133,333 termination payment represented the portion of his $400,000 cash retention bonus that was scheduled to vest during the 12 months immediately following his termination date. See “SHO Employment Arrangements” in this Item 1 for further information regarding Mr. Barnhart’s Offer Letter.

The table below summarizes the potential payouts to the Named Executive Officers actively employed by the Company upon a termination of employment assuming the termination occurred on January 31, 2015, the last day of the Company’s 2014 fiscal year:

W. Bruce Johnson	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus (b)	2014 AIP Payment (c)	LTIP Payments (d)	Accelerated Vesting of Restricted Stock Awards (e)	Total
Termination for Good Reason	$1,000,000	$8,455	$1,000,000	—	—	—	$2,008,445
Termination Without Cause	$1,000,000	$8,455	$1,000,000	—	—		$2,008,445
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$261,037	$261,037
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$261,037	$261,037

Ryan D. Robinson	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus (b)	2014 AIP Payment (c)	LTIP Payments (d)	Accelerated Vesting of Restricted Stock Awards (e)	Total
Termination for Good Reason	$500,000	$8,386	$375,000	—	—	—	$883,386
Termination Without Cause	$500,000	$8,386	$375,000	—	—	—	$883,386
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	—	—
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	—	—

William A. Powell	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2014 AIP Payment (c)	LTIP Payments (d)	Accelerated Vesting of Restricted Stock Awards (e)	Total
Termination for Good Reason	$550,000	$8,386	—	—	—	—	$558,386
Termination Without Cause	$550,000	$8,386	—	—	—	—	$558,386
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$182,724	$182,724
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$182,724	$182,724

Charles J. Hansen	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2014 AIP Payment (c)	LTIP Payments (c)	Accelerated Vesting of Restricted Stock Awards (e)	Total
Termination for Good Reason	$225,000	$3,342	—	—	—	—	$228,342
Termination Without Cause	$225,000	$3,342	—	—	—	—	$228,342
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$58,736	$58,736
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$58,736	$58,736

John E. Ethridge	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2014 AIP Payment (c)	LTIP Payments (d)	Accelerated Vesting of Restricted Stock Awards (e)	Total
Termination for Good Reason	$130,000	$3,342	—	—	—	—	$133.342
Termination Without Cause	$130,000	$3,342	—	—	—	—	$133.342
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$33,936	$33,936
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$33,936	$33,936

(a)	Mr. Johnson’s amounts represent the continuation of benefits including medical, dental, and company-paid life insurance for one year. The amounts for Messrs. Robinson and Powell represent the continuation of benefits including medical and dental for one year. The amounts for Messrs. Hansen and Ethridge represent the continuation of medical and dental benefits for six months.

(b)	The amounts for Messrs. Johnson and Robinson each represents the target bonus or the target annual incentive under the applicable Executive Severance Agreement for the year in which the terminations occur.

(c)	As a consequence of the Company’s 2014 fiscal year financial performance, no payouts under the 2014 AIP were earned by, and no payments were made to, the Named Executive Officers.

(d)	As a consequence of the Company’s cumulative 2012, 2013, and 2014 fiscal year financial performance, no payouts under the 2012 LTIP were earned by, and no payments were made to, the Named Executive Officers.

(e)	For each of Messrs. Johnson, Powell, Hansen, and Ethridge, the amount reported in this column equals the cash value, as of January 30, 2015, of the Restricted Stock Award made to him in fiscal year 2013. If a Named Executive Officer’s employment with the Company terminates by reason of death or disability, the forfeiture conditions to which the Named Executive Officer’s Restricted Stock Award are subject would be deemed to have lapsed on the day immediately preceding the Named Executive Officer’s termination. As a result, for a Named Executive Officer whose employment with the Company terminated by reason of death or disability on January 31, 2015, the Named Executive Officer’s Restricted Stock Award, if any, would be deemed to have vested as of January 30, 2015. The cash value amounts reported in the “Termination due to Disability” and “Termination due to Death” columns were calculated by multiplying (1) the number of shares of common stock underlying the Named Executive Officer’s Restricted Stock Award by (2) the closing price of the Company’s common stock on January 30, 2015.

COMPENSATION OF DIRECTORS

In accordance with our Director Compensation Policy, the Company provides to its non-employee directors an annual cash retainer in the amount of $100,000 for serving as a director of the Company. In addition, the Director Compensation Policy provides that (1) the Chairman of the Board receives an additional annual cash retainer of $30,000 for that service, (2) the Chair of the Audit Committee receives an additional $20,000 annual cash retainer for that service, and (3) the Chair of each of the Compensation and Nominating and Corporate Governance committees receives an additional annual cash retainer of $10,000 for that service. The following table shows information concerning the compensation paid in our 2014 fiscal year to our directors who served on the Board during our 2014 fiscal year.

Name	Fees Earned or Paid in Cash	Total
William R. Harker	$130,000	$130,000
E.J. Bird	$100,000	$100,000
Jeffrey Flug	$110,000	$110,000
James F. Gooch	$120,000	$120,000
W. Bruce Johnson(a)	—	—
Elizabeth Darst Leykum(b)	$52,500	$52,500
Josephine Linden	$110,000	$110,000

(a)	Mr. Johnson, the Company’s Chief Executive Officer and President, did not receive any additional compensation for his service as a director of the Company during the 2014 fiscal year. See “Executive Compensation” of this Item 1 regarding Mr. Johnson’s compensation arrangements.

(b)	Ms. Leykum resigned as Chair of the Nominating and Corporate Governance Committee on April 2, 2014. She did not stand for reelection to the Board of Directors at the Company’s 2014 Annual Meeting of Stockholders, and she ceased to serve as a director of the Company on May 28, 2014.

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 requires, among other things, that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described under “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, we seek, to the extent practicable, to link the compensation of our Named Executive Officers with the Company’s performance. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders, and we believe that our current executive compensation programs have been effective in implementing our compensation philosophy and objectives. We note that more than 99% of the shares that voted to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in our 2014 proxy statement voted in favor of the compensation of our Named Executive Officers. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers during our 2014 fiscal year.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee of the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders in their voting on this proposal and will consider the outcome of the voting when making future compensation policies and decisions regarding our Named Executive Officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Item 3 is the ratification of the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for our 2015 fiscal year. Representatives of BDO USA, LLP will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2015.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by BDO USA, LLP and its affiliates for the Company’s 2013 and 2014 fiscal years:

	2013 Fiscal Year	2014 Fiscal Year
Audit Fees(1)	$1,071,221	$1,088,577
Audit-Related Fees	—	$26,750
Tax Fees(2)	$47,598	$33,000
All Other Fees	—	—
Total	$1,118,819	$1,148,327

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements, review of quarterly financial statements, regulatory audits, and accounting consultations.

(2)	Tax Fees represent fees for professional services provided in connection with the preparation of the Company’s tax filings for Puerto Rico and the audit of aspects of our business in Puerto Rico, which audit was required to be undertaken with respect to the tax filings.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by the Audit Committee Charter, the Pre-Approval Policy and Procedures for Auditing Services and Non-Audit Services (the “Pre-Approval Policy”) adopted by the Audit Committee, and the rules of the SEC. The Pre-Approval Policy provides the conditions and procedures under which the Audit Committee will pre-approve auditing services and non-audit services to be rendered by SHO’s external auditor in accordance with Sections 10A(g) and 10A(i) of the Securities Exchange Act of 1934, and the rules of the SEC. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services to be performed by SHO’s external auditor. All engagements of the external auditor to perform (1) annual audits of SHO’s financial statements and (2) attestations of SHO’s internal controls are excluded from the Pre-Approval Policy, and it provides that, with respect to the excluded services, the Audit Committee must specifically approve the annual or other engagement of the external auditor, the engagement scope, terms, and fees, the form and content of the engagement letter, and all changes to the engagement scope, terms, and fees prior to the external auditor’s commencement of the engagement. The Audit Committee also will specifically approve, in advance, each other engagement of the external auditor to provide an auditing service or a non-audit service that is not among the categories of auditing services and non-audit services pre-approved pursuant to the Pre-Approval Policy.

The Pre-Approval Policy includes categories of auditing services and non-audit services that the Audit Committee pre-approves, subject to approval of the Chairman of the Audit Committee, for 12 months. At least annually the Audit Committee pursuant to the Pre-Approval Policy will review all proposed categories of auditing services and non-audit services for the following fiscal year to determine that (a) the categories of services may be provided by the external auditor to SHO in accordance with applicable law and (b) the external auditor’s provision of the categories of services would not impair its independence. The Chairman of the Audit Committee is authorized to specifically pre-approve all auditing services and non-audit services that may be provided to SHO by its external auditor that are listed, and within the limits provided, in the Pre-Approval Policy.

All of the Audit Fees and Tax Fees described in the table above were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 31, 2015. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates such information by reference in such filing.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NASDAQ’s Stock Market Rules, and the Audit Committee Charter complies with these rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP.

The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 31, 2015 with the Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm (“BDO”). The Audit Committee also has discussed with BDO the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from the Company. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee

James F. Gooch, Chair

Jeffrey Flug

Josephine Linden

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee Charter and the Company’s written Related-Person Transactions Approval Policy require that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules. The Related-Person Transactions Approval Policy requires that the Audit Committee, among other things (1) determine whether the proposed related-person transaction is on terms and conditions that, in all material respects, the Company’s management reasonably believes are no less favorable to the Company than the terms and conditions the Company could obtain in comparable arm’s-length transactions with unrelated third parties and (2) take into account relevant factors such as the nature of the related person’s interest in the transaction, the purpose, terms and conditions (including the dollar amount involved), and timing of the transaction, and whether the transaction is consistent with the best interests of the Company and its stockholders.

Related-Party Transactions

According to publicly available information ESL beneficially owns 46.2% of our outstanding shares of common stock and 55.9% of Sears Holdings’ outstanding shares of common stock, and at all times during our 2014 fiscal year beneficially owned more than 5% of the outstanding shares of each of SHO and Sears Holdings. Edward S. Lampert, Chairman, Chief Executive Officer, and Director of ESL Investments, Inc. (which is among the related entities that we refer to as “ESL” in this Proxy Statement), is the Chairman of the Board and Chief Executive Officer of Sears Holdings.

In connection with the Separation, SHO and its subsidiaries prior to the Separation entered into various agreements with Sears Holdings and its subsidiaries (the “SHO-Sears Holdings Agreements”) that, among other things, (1) govern specified aspects of SHO’s relationship with Sears Holdings following the Separation and (2) establish terms pursuant to which subsidiaries of Sears Holdings provide services and merchandise to SHO and its subsidiaries. The SHO-Sears Holdings Agreements, as amended, as well as other agreements to which SHO or its subsidiaries are party and that require disclosure as related-party transactions under the SEC’s rules, are summarized below.

In the following summaries, SHO and Sears Holdings are referred to as the parties to the agreements summarized, although their respective subsidiaries may be the sole parties, or may be additional parties, to the agreements. The SHO-Sears Holdings Agreements and the amendments thereto, summarized below in this “Certain Relationships and Transactions,” are reproduced in full as, and qualified in their entirety by the actual text of the agreements that are, exhibits to the Company’s 2014 Annual Report on Form 10-K.

Separation Agreement

Prior to the Separation SHO entered into a Separation Agreement with Sears Holdings (the “Separation Agreement”). The Separation Agreement, as amended, provides for the framework of the Separation and the ancillary agreements described below.

Pursuant to the Separation Agreement and in anticipation of the Separation, Sears Holdings transferred to SHO, through a series of intercompany transactions, specified assets and liabilities comprising the pre-Separation Sears Hometown and Hardware and Sears Outlet businesses of Sears Holdings. In the Separation Agreement, SHO and Sears Holdings agree to release each other from all pre-Separation claims (other than with respect to the agreements executed in connection with the Separation and subject to certain exceptions) and each agrees to defend and indemnify the other with respect to its post-Separation business. In addition, the Separation Agreement provides specified information and access rights relating to pre-Separation financial and compliance matters, as well as procedures for handling third-party claims and disputes between the parties. The Separation Agreement also provides that SHO and Sears Holdings will negotiate in good faith with respect to SHO’s proposals to conduct its franchise and dealer businesses in the Caribbean region and permits SHO, under specified conditions, to establish, acquire, and operate businesses that do not use the “Sears” name and that are not specified retailers.

Indemnification. SHO is required to indemnify and defend Sears Holdings from and against all liabilities suffered by Sears Holdings relating to, arising out of, or resulting from (1) each liability of SHO assumed in connection with the Separation or arising after giving effect to the Separation and the agreements specified as ancillary to the Separation Agreement (the “Ancillary Agreements”), (2) the specified business of SHO, (3) each asset owned by SHO after giving effect to the Separation and the Ancillary Agreements, (4) SHO’s breach of the Separation Agreement, and (5) SHO’s breach of an Ancillary Agreement, subject to any liability limitation contained in the Ancillary Agreement and, without duplication, taking into account SHO’s performance of its indemnification obligations in the Ancillary Agreement. SHO is further required to indemnify and defend Sears Holdings if Sears Holdings remains liable to a third party for any liability for which SHO is liable under the Separation Agreement. Sears Holdings is required to indemnify and defend SHO from and against any and all liabilities relating to, arising out of, or resulting from (1) each liability of Sears Holdings assumed in connection with the Separation or arising after giving effect to the Separation and the Ancillary Agreements, (2) the specified business of Sears Holdings, (3) each asset owned by Sears Holdings after giving effect to the Separation and the Ancillary Agreements, (4) Sears Holdings’ breach of the Separation Agreement, and (5) Sears Holdings’ breach of an Ancillary Agreement, subject to any liability limitation contained in the Ancillary Agreement and, without duplication, taking into account Sears Holdings’ performance of its indemnification obligations in the Ancillary Agreement. Sears Holdings is further required to indemnify and defend SHO if SHO remains liable to a third party for any liability for which Sears Holdings is liable under the Separation Agreement.

Limitation of Liability. With respect to each of SHO and Sears Holdings, neither party is liable to the other party for any consequential, incidental, indirect, special, or punitive damages, losses or expenses (including business interruption, lost business, lost profits, or lost savings) arising under the Separation Agreement, even if advised of the possibility of such damages, except that SHO and Sears Holdings, unless otherwise provided for in the Ancillary Agreements, each remains obligated to indemnify and defend the other party against consequential, incidental, indirect, special, or punitive damages, losses or expenses that may arise from third-party claims.

Store License Agreements

Prior to the Separation, SHO entered into Store License Agreements with Sears Holdings (the “Store License Agreements”) pursuant to which Sears Holdings has granted to SHO (1) an exclusive, royalty-free, non- transferable and terminable license to operate, and to authorize SHO’s dealers and franchisees to operate, retail stores and stores-within-a-store using the “Sears Outlet Store,” “Sears Authorized Hometown Store,” “Sears Home Appliance Showroom,” and “Sears Hardware Store” store names (the “store names”), (2) an exclusive, royalty-free, non-transferable and terminable license to use the store names to promote SHO’s products, and services related to SHO’s products, by all current and future electronic means, channels, processes and methods, including via the Internet (“digital methods”), (3) a non-exclusive, royalty-free, non-transferable and terminable license to use, and to authorize SHO’s dealers and franchisees to use, certain other trademarks to market and sell services related to SHO’s products under those trademarks, and (4) an exclusive, royalty-free, non-transferable and terminable license to use certain domain names in connection with the promotion of SHO’s stores, the marketing, distribution and sale of SHO’s products, and the marketing and offering of services related to SHO’s products. The Store License Agreements do not include licenses for the Kenmore, Craftsman, or DieHard trademarks.

Duration. The terms of the Store License Agreements will expire in 2029. The Store License Agreements may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any other Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement (each as defined below) as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has operated, or has authorized SHO’s dealers and franchisees to operate, any retail store or store-within-a-store using a name other than a store name specified in the Store License Agreements for twelve consecutive months, or (5) immediately by Sears Holdings upon 10-days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods. In addition, the Store License Agreements with Sears Authorized Hometown Stores, LLC (“SAHS”) and Sears Home Appliance Showrooms, LLC or (“SHAS”) permit Sears Holdings to require SAHS and SHAS to terminate for cause any dealer or franchisee that (i) causes SAHS or SHAS to be in non-compliance with a material term of the Store License Agreements or (ii) fails to maintain the high quality and reputation of the store names, domain names, and other Sears trademarks, provided that prior to termination SAHS and SHAS are given a reasonable opportunity to cause the dealer or franchisee to cure such non-compliance or failure.

Indemnification. SHO is required to defend and indemnify Sears Holdings for all liability, even though such liability may result from false, fraudulent, or groundless claims, arising from the death of or injury to any person, damage to any property, or loss suffered by a third party related to (1) the operation of SHO’s stores, (2) any acts or omissions by SHO, its affiliates, its dealers, and its franchisees in connection with the Store License Agreements, (3) any violation by SHO, its affiliates, its dealers, and its franchisees of any anti-corruption law, (4) any actual or alleged infringement of any intellectual property, (5) any latent or patent defect in any of SHO’s products not purchased from Sears Holdings, (6) any actual or alleged failure of SHO’s stores, websites, or any of SHO’s products not purchased from Sears Holdings or its affiliates to comply with any laws, (7) SHO’s use of any licensed trademark other than in accordance with the Store License Agreements, or (8) any lack of validity or enforceability of the Store License Agreements caused by SHO. Sears Holdings is required to defend and indemnify SHO for all liability arising from the death of or injury to any person, damage to any property, or loss suffered by a third party related to (A) claims that SHO’s use of the licensed trademarks constitutes copyright infringement, (B) claims as to the lack of validity or enforceability of the registrations or ownership rights of the licensed trademarks, or (C) any lack of enforceability or validity of the Store License Agreements caused by Sears Holdings.

License to Use Sears’ Digital Methods. Sears Holdings also grants SHO the right to use the store names to sell SHO’s products by all digital methods that are owned or operated by Sears Holdings and Kmart Corporation (“Kmart”) including the website for SHO’s Sears Outlet business, provided that Sears Holdings may terminate this right upon two-years’ notice. If Sears Holdings exercises this termination right, it must grant SHO licenses to (1) market SHO’s products by all digital methods outside the United States, Puerto Rico, Bermuda and Guam (the “territories”), and (2) sell SHO’s products by all digital methods both in and outside of the territories. However, these licenses will only be granted to the extent that they do not conflict with third-party obligations of Sears Holdings that otherwise limit Sears Holdings’ and Kmart’s right to license or authorize SHO to market any of SHO’s products.

Trademark License Agreement

In connection with the Separation, SHO entered into a Trademark License Agreement with Sears Holdings (the “Trademark License Agreement”) pursuant to which Sears Holdings has granted to SHO (1) a royalty-free license to use the Sears trademark as part of SHO’s corporate name in the United States and to promote SHO’s businesses and (2) a fully paid-up license to use the searshometownandoutlet.com and ownasearsstore.com domain names solely to promote SHO’s businesses.

Duration. The term of the Trademark License Agreement will expire in 2029. The Trademark License Agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has not conducted business using SHO’s corporate name specified in the Trademark License Agreement for twelve consecutive months, or (5) immediately by Sears Holdings upon 10-days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims relating to any breach by SHO of the Trademark License Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to any breach by Sears Holdings of the Trademark License Agreement.

Merchandising Agreement

Prior to the Separation, SHO entered into a Merchandising Agreement with Sears Holdings (the “Merchandising Agreement”) pursuant to which Sears Holdings agrees to (1) sell to SHO, with respect to certain specified product categories, Sears brand products (including Kenmore, Craftsman and DieHard brand products (the “KCD Products”) and vendor-branded products obtained from Sears Holdings’ vendors and suppliers and (2) grant SHO licenses to use the trademarks owned by Sears Holdings (the “Sears Marks”) including the Kenmore, Craftsman and Diehard trademarks (the “KCD Marks”) in connection with the marketing and sale of products sold under the Sears Marks.

Duration. The initial term of the Merchandising Agreement will expire in April 2018, subject to two three-year renewal terms with respect to the KCD Products. The Merchandising Agreement may be terminated (unless the party seeking to terminate has failed to comply with any of its material obligations in the Merchandising Agreement and the failure is continuing) (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non- breaching party’s notice of intention to terminate, (2) by Sears Holdings if an unaffiliated third party acquires all rights, title, and interest in and to all of the KCD Marks, (3) immediately by Sears Holdings if SHO (A) purports to assign the Merchandising Agreement without Sears Holdings’ consent, (B) is unable to pay its debts or if SHO enters into a voluntary suspension of payments or bankruptcy, (C) undergoes a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (D) ceases to conduct business using the Sears name, or (4) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, or the SYWR Agreement as a result of the other party’s (or its affiliates’) material breach of or default under the Separation Agreement or (B) terminates any Store License Agreement or the Trademark License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. In addition, if an unaffiliated third party acquires all rights, title and interest in and to one or more (but not all) of the KCD Marks, Sears Holdings may terminate its obligation to sell to SHO KCD Products that are branded with the KCD Marks that were subject to such acquisition. Furthermore, if SHO rejects Sears Holdings’ proposed increase in the royalty rate of one or more KCD Product categories prior to the expiration of the initial term (to take effect during the first renewal period) or the first renewal term of the agreement (to take effect during the second renewal period), then Sears Holdings may terminate its obligation to sell to SHO all KCD Products in such rejected categories or terminate the Merchandising Agreement altogether.

Pricing. SHO will determine, at its sole discretion, advertised prices, promotional prices, and retail prices for all merchandise acquired from Sears Holdings for sale in SHO’s Hometown Stores, Hardware Stores, and Home

Appliance Showrooms. Sears Holdings’ vendors may from time to time adopt minimum advertised price policies (“MAP”) and unilateral pricing policies (“UPP”) that may apply to Sears Holdings and its sale of Hometown Store and Outlet Store products to SHO. The failure to comply with a vendor’s MAP or UPP could result in the imposition of financial penalties on Kmart and Sears Holdings and a vendor’s refusal to sell one or more Hometown Store and Outlet Store products to Kmart and Sears Holdings, which ultimately could result in Sears Holdings inability to sell one or more Hometown Store and Outlet Store products to SHO in accordance with the terms of the Merchandising Agreement. Furthermore, Sears Holdings may seek to implement its own MAP and UPP with respect to Hometown Store and Outlet Store products.

Fees. SHO will be invoiced for all products sold to it by Sears Holdings. Sears Holdings will provide SHO with the proportionate share of certain vendor-provided subsidies that Sears Holdings receives with respect to the merchandise sold to SHO, except to the extent that Sears Holdings’ vendors (1) do not permit the pass-through of such subsidies or (2) refuse to pay a subsidy to Sears Holdings with respect to the products sold to SHO. Sears Holdings has agreed to use commercially reasonable efforts to obtain vendor permission to share subsidies. Products that Sears Holdings obtains exclusively for resale to SHO are excluded for purposes of calculating the aforementioned pro-rata vendor allowances.

Royalties. SHO will pay, on a weekly basis, royalties determined by multiplying SHO’s net sales of KCD Products by specified fixed royalties rates for each brand’s licensed products, subject to an adjustment based on the extent to which SHO features Kenmore brand products in certain of SHO’s advertising and the extent to which SHO pays specified minimum commissions to SHO’s franchisees and Hometown Store owners.

License to Use Sears Marks. Subject to certain limitations, Sears Holdings has granted SHO (1) a non- exclusive, non-transferable and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, the KCD Marks and (2) a non-exclusive, non-transferable, royalty-free and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, all Sears Marks other than the KCD Marks.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims related to (1) the use of any Sears Marks by SHO or SHO’s franchisees other than in accordance with the Merchandising Agreement, (2) the sale, display, assembly, service, repair, or installation of any given product (excluding claims related to services to be performed under the Services Agreement (as defined below) and all other services that are performed for SHO by Sears Holdings), (3) the failure by SHO to perform SHO’s obligations under the Merchandising Agreement, or (4) any other act or omission by SHO, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable. Sears Holdings is required to defend and indemnify SHO against third-party claims related to (A) the violation by Sears Holdings of any intellectual property rights of third parties, (B) the failure by Sears Holdings to perform their obligations under the Merchandising Agreement, or (C) any other act or omission by Sears Holdings, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable.

Services Agreement

Prior to the Separation, SHO entered into a Services Agreement with Sears Holdings (the “Services Agreement”) pursuant to which Sears Holdings provides SHO with specified tax, accounting, procurement, risk management and insurance, advertising and marketing (including online services), loss prevention, logistics and distribution, information technology (including the point-of-sale systems for all of SHO’s stores), payment clearing, and other financial, real estate management, merchandise-related, and other support services (collectively, “Services”). The Services Agreement also clarifies the parties obligations respecting specified Services and how margins relating to such Services are to be allocated, detailing the components of specified Services, expanding the scope of specified Services, and settling disputes between the parties relating to specified service charges.

Duration. The term of the Services Agreement will expire in April 2018. The agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non- breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement or (B) terminates any Store License Agreement or the Trademark License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. SHO may also terminate any individual Service upon 60-days’ notice to Sears Holdings, provided that such termination does not adversely affect Sears Holdings’ ability to perform another Service for SHO. Sears Holdings may terminate an individual Service upon 90-days’ notice if (i) an affiliate of Sears Holdings is unwilling or unable to provide the Service, (ii) an affiliate of Sears Holdings does not provide a similar Service to Sears Holdings or its other affiliates on terms that are comparable to the terms of the Services Agreement, (iii) Sears Holdings is unable to retain a replacement service provider to provide the Service on terms that are comparable to the terms of the Services Agreement, and (iv) such termination will have no effect upon the provision of other Services under the Services Agreement. Sears Holdings may also terminate an individual Service upon 90-days’ notice if (a) an unaffiliated service provider of Sears Holdings or one of its affiliates that provides a Service is unwilling or unable to allow SHO to use such Service under the existing (or comparable) terms, (b) Sears Holdings is unable to retain a replacement service provider to provide the Service on terms that are comparable to the terms of the Services Agreement, and (c) such termination will have no effect upon the provision of other Services under the Services Agreement. In addition, Sears Holdings may also terminate an individual Service upon 60-days’ notice if the parties fail to execute an amendment regarding the fees payable for one or more individual Services for the fourth or fifth years of the term, or the six-month period following the fifth year.

Fees. SHO pays fixed fees and rates for the Services for the first three years of the Services Agreement. SHO will also negotiate with Sears Holdings the fees and rates for the fourth and fifth years of the term, and the six-month period following the fifth year, on a good-faith basis. In addition, SHO is responsible for the payment of all taxes payable in connection with the Services provided under the Services Agreement, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, and other similar taxes or duties, including taxes incurred on transactions between and among Sears Holdings, its affiliates and third-party contractors, along with any related interest and penalties.

Quality of Services. The Services Agreement requires that Sears Holdings perform the Services in a manner that is consistent with Sears Holdings’ prior practice and in Good Faith without willful misconduct or gross negligence. Sears Holdings provides no other representations or warranties regarding the standard of care under which the Services will be performed and provides no warranty or representation concerning the quality of the Services. For purposes of the Services Agreement, the term “Good Faith” means honesty in fact and the observance of reasonable commercial standards of fair dealing in accordance with applicable law.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims, except to the extent such claims are found by a final judgment or opinion of an arbitrator or court to be caused by (1) Sears Holdings’ breach of the Services Agreement or (2) the negligence or willful misconduct in Sears Holdings’ performance of the Services Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims that relate to (A) bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of Sears Holdings during the performances of the services or (B) the infringement of any copyright or trade secret misappropriation by an asset owned by Sears Holdings, Sears Holdings, or the subsidiaries of Sears Holdings and used by Sears Holdings in the performance of the services. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found to be caused by (i) SHO’s breach of the Services Agreement, (ii) SHO’s negligence or willful misconduct in the performance of the Services Agreement, or (iii) with respect to infringement claims arising out of (a) SHO’s use, misuse, marketing or distribution of Sears Holdings’ assets except as provided for in the Services Agreement or (b) information, direction, specification or materials provided by SHO or on SHO’s behalf. Sears Holdings is required to defend and indemnify SHO against third-party claims that relate to (A) bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of Sears Holdings during the performances of the Services or (B) the infringement of any copyright or trade secret misappropriation by an asset owned by Sears Holdings and used by Sears Holdings in the performance of the Services. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found by a final judgment or opinion of an arbitrator or court to be caused by (i) SHO’s breach of the Services Agreement, (ii) SHO’s negligence or willful misconduct in the performance of the Services Agreement, or (iii) with respect to infringement claims arising out of (a) SHO’s use, misuse, marketing, or distribution of Sears Holdings’ assets except as provided for in the Services Agreement or (b) information, direction, specification or materials provided by SHO or on SHO’s behalf. SHO will not to sue Sears Holdings’ associates individually, absent fraud or other intentional misconduct, with respect to the Services provided in accordance with the Services Agreement.

Limitation of Liability. With respect to each of SHO and Sears Holdings, neither party is, except for its (1) indemnity obligations and defense obligations, (2) breach of its confidentiality obligations, and (3) breach of its intellectual property non-infringement obligations under the Services Agreement, liable for any consequential, incidental, indirect, special, or punitive damages, losses or expenses (including business interruption, lost business, lost profits, or lost savings) arising under the Services Agreement, even if advised of the possibility of such damages. The sole liability of Sears Holdings for all claims relating to the Services Agreement is the payment of direct damages, limited to (for all claims in the aggregate) the total fees received by Sears Holdings under the Services Agreement.

Supplemental Agreement

SHO and Sears Holdings entered into the Supplemental Agreement that is ancillary to the Services Agreement and the other agreements executed by Sears Holdings and SHO in connection with the Separation. The Supplemental Agreement provides that each of SHO and Sears Holdings releases the other and its related persons from specified claims and defenses to claims that are described on an appendix to the Supplemental Agreement and which had arisen between SHO and Sears Holdings from the date of the Separation through October 6, 2013. A separate appendix to the Supplemental Agreement describes claims that the Company and Sears Holdings have not released and have reserved for continuing discussion.

Retail Establishment Agreement

Prior to the Separation, SHO entered into a Shop Your Way Rewards Retail Establishment Agreement with Sears Holdings (the “SYWR Agreement”) pursuant to which Sears Holdings authorizes SHO to participate in Sears Holdings’ SYWR program. Under the SYWR Agreement, Sears Holdings will issue rewards points to SYWR program members when they purchase program-eligible merchandise and services from SHO’s stores and, for each qualifying purchase, SHO will pay SYWR a fee equal to an agreed percentage of the qualifying purchase for base points issued and for bonus points issued, if any. Sears Holdings will (1) authorize SHO to redeem points for SYWR program members as part or all of the purchase prices paid by SYWR program members when they make qualifying purchases from SHO’s stores and (2) reimburse SHO for the dollar value of the points redeemed.

Duration. The term of the SYWR Agreement will expire in 2022 but may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change in control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by a competitor that operates a points-issuance/redemption business that competes in any material respect with the SYWR program or with any other rewards or points-issuance/redemption businesses operated by Sears Holdings or any of its affiliates, (3) 66 months after the effective date of the Separation by either party for convenience upon 180-days’ notice to the other party, (4) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, the Trademark License Agreement, a Store License Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, or (5) by Sears Holdings if SHO fails to consent to an amendment or modification to the SYWR program that applies on a non-discriminatory basis to all of Sears Holdings’ authorized vendors and authorized providers but has a material adverse effect on SHO, provided that Sears Holdings has used commercially reasonable efforts to provide an accommodation for SHO’s consent, which consent may not be unreasonably withheld.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims arising or relating to, among other things, SHO’s (1) negligence, recklessness, or willful misconduct relating to the SYWR program, (2) breach or default of the SYWR Agreement, (3) fraud, (4) non-compliance with applicable law, or (5) infringement of intellectual property. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to, among other things, Sears Holdings’ (A) negligence, recklessness or willful misconduct relating to the SYWR program, (B) breach or default of the SYWR Agreement, (C) fraud, (D) infringement of intellectual property, or (E) failure to satisfy any of its obligations or liabilities to SYWR program members.

Tax Sharing Agreement

Prior to the Separation, SHO entered into a Tax Sharing Agreement with Sears Holdings regarding the sharing of federal, state, local and foreign tax liabilities, the preparation and filing of tax returns for such taxes and disputes with taxing authorities regarding such taxes. Under the terms of the Tax Sharing Agreement, Sears Holdings generally is responsible for all pre-Separation taxes that relate to SHO’s business other than non-income taxes that are accrued and unpaid as of the Separation date, for which SHO is responsible, and SHO generally is responsible for all post-Separation taxes that relate to SHO’s business. Subject to certain limitations and the agreement to cooperate in good faith with SHO, under the terms of the Tax Sharing Agreement Sears Holdings has the right to resolve any difference or disagreement on any matter that arises out of the application and interpretation of the Tax Sharing Agreement.

Employee Transition and Administrative Services Agreement

Prior to the Separation, SHO entered into an Employee Transition and Administrative Services Agreement with Sears Holdings (the “ETASA”). Under the ETASA, Sears Holdings provides SHO with transitional administrative services with respect to SHO’s employees including payroll, benefits, and other human-resource support services.

Duration. The ETASA will expire in April 2018. The ETASA may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach, or if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. The ETASA may also be terminated by either party on one-year’s notice.

Fees. For the first 24 months of the ETASA, SHO will pay a per-employee fee to Sears Holdings, plus reimbursement of all payroll and other direct costs. Following the first 24 months, SHO will pay a negotiated per-employee fee based on a combination of Sears Holdings’ costs to provide the services plus a specified profit margin. SHO and Sears Holdings will negotiate in good faith to determine the applicable fees. In addition, during the term of the ETASA SHO will be responsible for the payment of all taxes payable in connection with the services provided under the ETASA, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, payroll, unemployment, and other similar taxes or duties, along with any related interest and penalties.

Indemnification. SHO is required to defend and indemnify Sears Holdings against all third-party claims that relate to or arise out of the ETASA (including claims by employees), except to the extent such claims are caused by Sears Holdings’ gross negligence or willful misconduct or willful failure in the performance of the ETASA. Sears Holdings is required to defend and indemnify SHO against any third-party claims that relate to (1) bodily injury or death of any person or damage to real and/or tangible personal property, to the extent directly caused by the negligence or willful misconduct of Sears Holdings and used by Sears Holdings in the performance of the services, or (2) specified intellectual-property infringement claims. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are caused by (A) SHO’s breach of the ETASA, (B) SHO’s gross negligence or willful misconduct or willful failure in the performance of the ETASA, or (C) with respect to infringement claims arising out of (i) SHO’s use, misuse, marketing or distribution of Sears Holdings’ assets except as provided for in the ETASA or (ii) information, directions, specifications, or materials provided by SHO or on SHO’s behalf.

Statement of Work #1. SHO and Sears Holdings have entered into the Statement of Work #1 to the ETASA. The Statement of Work is required by the terms and conditions of the ETASA and provides that it replaces the Human Resources section of Appendix 101-A to the Services Agreement. The Statement of Work provides for the following human resource services to be governed by the terms and conditions of the ETASA: support center; payroll; time and attendance; human-resources reporting and analytics; unemployment; compliance; employee record keeping; learning; management/leadership development; compensation management; benefits and benefits administration; and human-resources systems.

Non-Competition and Exclusivity Arrangements Between Sears Holdings and SHO

Following the Separation, the non-competition and exclusivity arrangements between Sears Holdings and SHO are governed primarily by the terms and conditions of the Merchandising Agreement.

Sears Hometown and Hardware Stores. New Sears Hometown and Hardware stores are permitted without restriction in all Micropolitan Statistical Areas (“MicroSAs”) as defined by the U.S. Office of Management and Budget (“OMB”) (i.e., defined areas of less than 50,000 residents). New Sears Hometown and Hardware stores are permitted in Metropolitan Statistical Areas as defined by the OMB (i.e., defined areas of greater than 50,000 residents), but only if (1) such stores are located at least eight miles away from existing stores owned or operated by Sears Holdings and branded with the name “Sears” and at least two miles from specified Kmart locations (all such Kmart locations and existing Sears stores, “Sears Stores”), (2) SHO has, for those new Sears Hometown and Hardware stores located between five and eight miles from existing Sears Stores, notified Sears Holdings in advance of those stores and has received Sears Holdings’ approval (which approval will not be unreasonably withheld or delayed), and for each such store, SHO will pay to Sears Holdings on an annual basis a specified percentage of the new stores’ EBITDA for the first five years such stores are open for business, (3) such stores distribute products primarily on a rent-to-own basis or (4) Sears Holdings has already approved of such stores’ location.

Sears Outlet Stores. Existing and new Sears Outlet stores are permitted without restriction, except that on and after October 31, 2013 neither SHO nor its dealers and franchisees may sell specified “New Products” at any Sears Outlet store that is acquired or leased after that date and that is located within two miles of an operating Sears Store. The Merchandising Agreement also establishes an exclusive relationship, subject to certain conditions, until April 2018 between Sears Holdings and SHO with respect to the sale and purchase of specified categories of distressed and refurbished merchandise and marked-out-of-stock merchandise (including apparel). In addition, Sears Holdings will give SHO a right of first offer on all of Sears Holdings’ (1) discontinued or obsolete products, (2) overstock products and home goods and furniture that are new and still in original packaging, (3) distressed, refurbished, discontinued, and obsolete home goods and furniture, and (4) marked out-of-stock footwear except with respect to products that Sears Holdings does not sell to end-user consumers.

Sears Holdings. Sears Holdings may continue to, and may authorize others to continue to, own and operate all stores owned and operated by them on the date of the Separation. However, Sears Holdings is not able to do the following: (A) in any MicroSA open, own, or operate any new store, or authorize in any MicroSA any new specified “Authorized Store,” that is (1) branded with any Sears Mark that includes “Kenmore” or “Craftsman” or (2) a specified “Sears Store”; (B) open, own, or operate any new store, or sell specified “Prohibited Products” to any new Authorized Store, that is substantially similar to one or more of the Sears Hometown Store, Sears Home Appliance Showroom, or Sears Outlet Store formats existing on the effective date of the Separation; or (C) open, own, or operate any new store, or authorize any new Authorized Store, that markets or sells, or authorizes (via a license agreement, operating agreement, or otherwise) any natural person, business entity, or non-entity business enterprise to market or sell, any item of specified “Exclusive Merchandise” at a store physically located in any postal zip code area with respect to which, and to the extent, Sears Holdings or SHO has agreed with the owner of a Hometown Store to refrain from selling Exclusive Merchandise in the postal zip code area.

SHO. SHO may not enter into or amend any agreement (each, an “authorizing agreement”) that authorizes an unrelated third-party owner or franchisee to operate a new Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom if the authorizing agreement contains product-exclusivity rights. If SHO seeks to renew or permit the assignment of an existing authorizing agreement for a Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom that includes product-exclusivity rights, SHO must use commercially reasonable efforts to ensure that the renewal or assignment also eliminates the product-exclusivity rights.

Real Property Transactions

Prior to the Separation, Sears Holdings assigned or sublet to SHO Sears Holdings’ interests in the lease for each of SHO’s stores as to which Sears Holdings, and not SHO or an independent authorized dealer or a franchisee, is the tenant and either (1) the lease for the store permits assignment or subletting of the lease or (2) Sears Holdings is able to obtain landlord consent to the assignment or sublease. However, a relatively small number of the leases for SHO stores, or the “No-Consent Locations,” do not permit assignment or subletting by Sears Holdings or may require landlord consent, which may be withheld. Sears Holdings entered into a sublease with SHO for each of the No-Consent Locations. In addition, a small number of SHO stores are in locations where Sears Holdings currently operates one of its stores. In such cases SHO entered into a lease or sublease with Sears Holdings for the portion of the space in which SHO’s store operates, and SHO pays rent directly to Sears Holdings on the terms negotiated prior to the Separation.

Generally, the form of sublease from Sears Holdings to SHO with respect to SHO’s premises subleased from Sears Holdings provides for the following, among other terms and conditions: (1) the duration of the sublease and the rent payable by SHO to Sears Holdings are the same as the duration and the rent payable by Sears Holdings to its landlord; (2) the premises are subleased to SHO on an “as is” basis and that Sears Holdings, as sublandlord, makes no representation to SHO regarding the condition of the subleased premises; (3) SHO as subtenant (A) is subject to all of the easements, covenants, conditions, and restrictions of Sears Holdings’ lease from its landlord and (B) SHO will comply with and perform all of Sears Holdings’ obligations as tenant under its lease from its landlord; (4) SHO will indemnify and defend Sears Holdings from and against all claims by (A) Sears Holdings’ landlord that SHO has not performed Sears Holdings’ obligations as tenant under Sears Holdings’ lease from the landlord and (B) any person as a result of SHO’s use or occupancy of the subleased premises or SHO’s failure to comply with the terms of the sublease or Sears Holdings’ lease from its landlord;

(5) SHO may not sublet or assign the sublease without the consent of Sears Holdings; and (6) upon specified SHO defaults (including failure by SHO to observe and perform any provision of the sublease to be performed by SHO) Sears Holdings may, among other remedies, (A) reenter the subleased premises and expel SHO and (B) recover damages from SHO.

By means of an amendment to the Separation Agreement, SHO and Sears Holdings have agreed that, with respect to leases or subleases that require Sears Holdings’ or its affiliates consent to sublease, Sears Holdings’ affiliates will not unreasonably withhold or delay their consent to subleases by SHO to its dealers and franchisees. For each such request, SHO will pay Sears Holdings a $2,500 per-sublease consent fee. Sears Holdings’ affiliates’ may not withhold their consent to a sublease due to the proximity of such location to a Sears Holdings full line store (unless such location is in violation of the proximity restrictions contained in the Merchandising Agreement).

SHO’s Senior ABL Facility

Prior to the Separation and in connection with SHO’s entry into an asset-based, senior secured revolving credit facility with a group of financial institutions (the “Senior ABL Facility”), SHO entered into an agreement with Sears Holdings and the agent under the Senior ABL Facility whereby Sears Holdings commits to (1) continue to provide services to SHO in connection with a realization on the lenders’ collateral after default under the Senior ABL Facility notwithstanding SHO’s default under the underlying agreements with Sears Holdings, and (2) provide specified notices and services to the agent for so long as any obligations remain outstanding under the Senior ABL Facility. See the Company’s 2014 Annual Report on Form 10-K for additional information regarding the Senior ABL Facility.

Hadoop Services Agreement

SHO has entered into a services agreement with Sears Holdings for the provision of technology services and equipment (the “Hadoop Services Agreement”). The Hadoop Services Agreement will terminate on April 30, 2016. Under the Hadoop Services Agreement, Sears Holdings will build a Hadoop system for SHO. Under the Hadoop Services Agreement SHO agrees to pay Sears Holdings a monthly services fee to maintain the Hadoop system and related hardware at a Sears Holdings facility.

Why Not Lease It Program

SHO has entered into a Consumer Lease Program Adherence and Indemnification Agreement (the “Leasing Agreement”) that allows SHO to continue participating in a Sears Holdings administered program whereby consumers that cannot immediately purchase SHO consumer products can instead lease them from a third party, Whynot Leasing, LLC (“WNL”). Under the Sears Holdings administered program, each SHO consumer product that is ultimately leased by a consumer is first purchased by WNL from SHO and then leased to the consumer. The Leasing Agreement requires Sears Holdings to forward to SHO 100% of the settlement funds for the products that SHO sells to WNL and clarifies that neither Sears Holdings nor WNL will receive any direct compensation from SHO for the right to participate in the leasing program. The Leasing Agreement also provides that Sears Holdings will deduct applicable sales taxes and remit them on SHO’s behalf to the appropriate taxing authority and that SHO and Sears Holdings will defend and indemnify each other from claims resulting from SHO’s or Sears Holdings’ failure to comply with the Leasing Agreement and will use commercially reasonable efforts to cause WNL, or any other third party, to assume and bear financial responsibility for claims for which that third party is responsible. The term of the Leasing Agreement continues until the earlier termination of the Services Agreement or the Leasing Agreement. Additionally, either SHO or Sears Holdings may earlier terminate the Leasing Agreement upon 30 days’ prior written notice.

Payments from SHO to Sears Holdings and from Sears Holdings to SHO

The following table summarizes payments received by SHO from Sears Holdings and payments made by SHO to Sears Holdings during SHO’s 2014 fiscal year that are included in SHO’s financial statements with respect to the 2014 fiscal year included in the Company’s 2014 Annual Report on Form 10-K.

Net commissions received by SHO from Sears Holdings	$99,054,000
Payments made by SHO to Sears Holdings related to cost of sales and for occupancy	$1,499,231,000
Payments made by SHO to Sears Holdings for services performed by Sears Holdings	$96,027,000

Additional Information

SHO’s Board of Directors Code of Conduct provides that Covered Parties (as defined below) are not prohibited from investing, and SHO has renounced all interest and expectancy, and being offered an opportunity to participate or invest, in all investment opportunities that may come to the attention of any Covered Party other than the following investments (unless they are investments of ESL) made prior to the post-Separation date of adoption of SHO’s Board of Director Code of Conduct: investment opportunities that come to the Covered Party’s attention directly and exclusively in the Covered Party’s capacity as director, officer, or employee of SHO; control investments in retailers primarily focused on selling home appliances, hardware, tools, or lawn and garden equipment that are new products or that are one-of- a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, scratched, or dented products; and investment opportunities in companies or assets that have a significant role in SHO’s business such as investment opportunities in (1) real estate currently leased by SHO or (2) suppliers of which SHO is a substantial customer representing over 10% of such companies’ revenues. “Covered Parties” means each of ESL and each employee, officer, director or advisor to ESL who may serve as an officer or director of SHO.

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2016 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2016 Annual Meeting of Stockholders, your stockholder proposal must be delivered to the Company not later than December 17, 2015, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2016 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2015 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2016 Annual Meeting.

If you want to submit a stockholder proposal for our 2016 Annual Meeting and you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal not later than the close of business on February 29, 2016 and not earlier than the close of business on January 28, 2016. However, if the date of the 2016 Annual Meeting is more than 30 days before, or more than 70 days after, May 27, 2016, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the 2016 Annual Meeting. Your notice must also include the information required by our Bylaws.

All stockholder proposals must be delivered to the Company at the following address: Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to SHO. Based solely on a review of these reports and written representations from our directors and executive officers, we believe that all of our directors and executive officers filed the reports required by Section 16(a) on a timely basis during the 2014 fiscal year.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

2014 Annual Report on Form 10-K

A copy of the Company’s 2014 Annual Report on Form 10-K, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any stockholder upon written request sent to Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501,

Hoffman Estates, Illinois, 60192, Attn: General Counsel and Secretary. Exhibits to the Company’s 2014 Annual Report on Form 10-K are available for a reasonable fee. You may also view the Company’s 2014 Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov or on our website at www.shos.com.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of SHO are considered to be of the greatest importance by SHO. Even if you expect to attend the Annual Meeting, we urgently request that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet, or by mail (if you received your proxy materials by mail).

SEARS HOMETOWN AND OUTLET STORES, INC. 5500 TRILLIUM BLVD. SUITE 501 HOFFMAN ESTATES, IL 60192

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M89870-P65152	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEARS HOMETOWN AND OUTLET STORES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Elect the four (4) director nominees named in the accompanying Proxy Statement.		☐	☐	☐
Nominees:
01) E.J. Bird
02) Jeffrey Flug
03) James F. Gooch
04) Josephine Linden

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of our Named Executive Officers.							☐	☐	☐

3.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015.							☐	☐	☐

4.	Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2015 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you must bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

DIRECTIONS TO THE 2015 ANNUAL MEETING OF STOCKHOLDERS OF SEARS HOMETOWN AND OUTLET STORES, INC.

Directions from Midway Airport:

Take Cicero Avenue North to I-290, Eisenhower Expressway, West and exit on I-90, Northwest Tollway, West, towards Rockford. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road, turn left and proceed South. You will see the Sears Entrance on the left. Turn left into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M89871-P65152

SEARS HOMETOWN AND OUTLET STORES, INC. Annual Meeting of Stockholders May 27, 2015, 9:00 AM This proxy is solicited by the Board of Directors

The undersigned, revoking any proxy previously given, hereby appoint(s) Charles J. Hansen, William A. Powell, and Ryan D. Robinson, all of whom are officers of Sears Hometown and Outlet Stores, Inc., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. to be held on May 27, 2015 and at any adjournment or postponement of the Annual Meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, FOR proposal 2, and FOR proposal 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side